UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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GSI Commerce, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 8, 2005

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of GSI Commerce, Inc. which will be held on Thursday, June 30, 2005 at 10:00 a.m. local time at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, PA 19406. The official notice of the Annual Meeting together with a proxy statement and proxy card are enclosed. Please give this information your careful attention.

At the Annual Meeting, stockholders of GSI Commerce, Inc. are being asked to elect seven directors of GSI Commerce, Inc.; to approve GSI Commerce, Inc.’s 2005 Equity Incentive Plan; and to act upon such other business as may properly come before the Annual Meeting.

Whether or not you expect to attend the meeting in person, it is important that your shares be voted at the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly.

Sincerely,

Michael G. Rubin
Chairman of the Board, Co-President and Chief Executive Officer

935 First Avenue, King of Prussia, PA 19406            (610) 265-3229

GSI COMMERCE, INC.

935 FIRST AVENUE

KING OF PRUSSIA, PA 19406

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held June 30, 2005

Dear Stockholder:

Notice is hereby given that the Annual Meeting of Stockholders of GSI Commerce, Inc. (“GSI”) will be held on Thursday, June 30, 2005, at 10:00 a.m. local time, at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, PA 19406. At the Annual Meeting, stockholders will be asked:

1. To elect seven directors;

2. To approve GSI’s 2005 Equity Incentive Plan; and

3. To act upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed May 20, 2005 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

Arthur H. Miller
Secretary

King of Prussia, Pennsylvania

June 8, 2005

GSI Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406

PROXY STATEMENT

About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of GSI Commerce, Inc. (“GSI” or the “Company”) is soliciting your vote at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting and the Proxy Card are first being mailed to stockholders on or about June 9, 2005.

When is the Annual Meeting and where will it be held?

The Annual Meeting will be held on Thursday, June 30, 2005 at 10:00 a.m. local time at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, PA 19406.

Who is entitled to vote at the Meeting?

The Board has set May 20, 2005 as the record date for the Annual Meeting (the “Record Date”). If you were a stockholder of record, as shown on the stock transfer books of GSI, at the close of business on the Record Date, you are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each share of GSI common stock, par value $0.01 per share (the “Common Stock”) is entitled to one vote on each matter which may be brought before the Annual Meeting.

On the Record Date, there were 41,879,243 shares of Common Stock issued and outstanding and, therefore, eligible to vote at the Meeting.

How many votes must be present to hold the Meeting?

A majority of the votes that can be cast, or 20,939,622 votes, must be present or represented by proxy, at the Annual Meeting in order to hold the meeting and conduct business. This is called a quorum. All shares of GSI Common Stock present in person or represented by proxy (including broker non-votes) and entitled to vote at the Annual Meeting, no matter how they are voted or whether they abstain from voting, will be counted in determining the presence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How do I vote my shares?

In order to vote your shares, you may attend the Annual Meeting and vote in person, or vote by proxy. If your shares are held in “street name” (that is, if your stock is registered in the name of your broker, bank or other nominee) and you wish to vote at the Annual Meeting, you will need to contact your broker, bank or other nominee regarding how to vote at the Annual Meeting.

If you are a registered stockholder (that is, if your stock is registered in your name), you may vote by proxy by completing and signing the enclosed proxy card and returning such card in the postage-paid envelope we have provided you. If you hold your shares through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares.

Proxy Statement

What if I do not specify how I want my shares voted?

If you submit a signed proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote all shares of Common Stock represented by such proxy:

(i) FOR election of all nominees for director named in this Proxy Statement;

(ii) FOR approval of GSI’s 2005 Equity Incentive Plan; and

(iii) in their discretion as to any other matter that may properly come before the Annual Meeting.

How are my votes counted?

You may either vote for or withhold authority to vote for a nominee for the Board. For the election of directors, withheld votes do not affect whether a nominee has received sufficient votes to be elected.

You may vote for or against or you may abstain from voting on any other proposal. For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and entitled to vote, so abstaining has the same effect as a vote against that proposal. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a proposal. Please note that if you are a beneficial stockholder and a broker, bank or other nominee holds your shares in its name, the broker, bank or other nominee may not vote your shares on the proposal relating to the 2005 Equity Incentive Plan, absent instructions from you. Without your voting instructions on the proposal to adopt the 2005 Equity Incentive Plan, a broker non-vote will occur.

How many votes are required to elect directors and to approve the 2005 Equity Incentive Plan?

The election of directors will be determined by a plurality vote and the seven nominees receiving the most votes will be elected. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required to approve GSI’s 2005 Equity Incentive Plan.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy by:

•	submitting a later-dated proxy; or

•	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

The last vote received chronologically will supercede any prior vote.

If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares that are registered in more than one account. To ensure that all of your shares are voted, you will need to sign and return each proxy card you receive.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Fiscal Year End

As used in this Proxy Statement, “fiscal 2000,” “fiscal 2001,” “fiscal 2002,” “fiscal 2003” and “fiscal 2004” refer to GSI’s fiscal years ended December 30, 2000, December 29, 2001, December 28, 2002, January 3, 2004 and January 1, 2005, respectively, and “fiscal 2005” refers to GSI’s fiscal year ending December 31, 2005.

Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS

GSI’s Bylaws, as amended, provide that the number of directors will be set at nine unless otherwise determined by the Board of Directors. The Board has set the number of directors at seven. The following table sets forth certain information regarding the nominees for election to the Board to serve for one-year terms until the 2006 Annual Meeting and until their respective successors are elected and qualified. All of the nominees, except for Randy Ronning, currently serve as directors of GSI.

Name	Age(1)	Position(s) Held in the Company	Director Since
Michael G. Rubin	32	Chairman, Co-President and Chief Executive Officer	1995
M. Jeffrey Branman	49	Director	2001
Ronald D. Fisher	57	Director	2000
Mark S. Menell	40	Director	2000
Michael S. Perlis	52	Director	2001
Jeffrey F. Rayport	45	Director	1999
Randy Ronning	56	Director Nominee	n.a.

(1)	As of May 12, 2005

Michael G. Rubin has served as our chairman of the board and chief executive officer since July 1995, as our president from June 2000 through May 2004, and as co-president since May 2004.

M. Jeffrey Branman has been one of our directors since October 2001. Mr. Branman served as president of Interactive Technology Services, a subsidiary of Comcast Corporation, a developer, manager and operator of broadband cable networks, from April 2000 through March 2005. Interactive Technology Services served as financial advisor to Interactive Technology Holdings, LLC, a joint venture of Comcast Corporation and QVC, Inc., until its liquidation in January 2005. From March 1996 to February 2000, Mr. Branman was senior vice president corporate development of Foot Locker, Inc. and chief executive officer of FootLocker.com, the internet and direct marketing subsidiary of Foot Locker.

Ronald D. Fisher has been one of our directors since March 2000. Mr. Fisher currently serves as the vice chairman of SOFTBANK Holdings Inc. and SOFTBANK Corp. and a managing general partner of SOFTBANK Capital Partners LP, a late-stage private equity organization. He joined SOFTBANK in October 1995. From January 1990 to September 1995, Mr. Fisher was chief executive officer of Phoenix Technologies, Ltd., a developer and marketer of system software products. Mr. Fisher is also a director of SOFTBANK Corporation, E*TRADE Group, Inc., and Vie Financial Group, Inc.

Mark S. Menell has been one of our directors since April 2000. Mr. Menell has been a partner of Rustic Canyon Partners, a venture capital firm, since January 2000. From August 1990 to January 2000, Mr. Menell was an investment banker at Morgan Stanley & Co. Incorporated, most recently as principal and co-head of Morgan Stanley’s Technology Mergers and Acquisitions Group, based in Menlo Park, CA.

Michael S. Perlis has been one of our directors since May 2001. Mr. Perlis has been a managing partner of SOFTBANK Capital Partners LP, a late-stage private equity organization, since July 2000. From November 1998 to June 2000, Mr. Perlis was employed by Ziff-Davis Publishing Holdings Inc., an integrated media company and technology magazine publisher, most recently as president and chief executive officer. From June 1996 to October 1998, Mr. Perlis served as president, chief operating officer and partner of TVSM Inc., a publisher of system specific television listing and guidance publications.

Dr. Jeffrey F. Rayport has been one of our directors since April 1999. Dr. Rayport has been chairman of Marketspace LLC, an information industries strategy and research business of Monitor Group, headquartered in

Proxy Statement

Cambridge, Massachusetts, since October 2003 and was chief executive officer of Marketspace from September 1998 to October 2003. From January 1995 through September 1999, Dr. Rayport was a faculty member in the service management unit at the Harvard Business School. Dr. Rayport is also a director of ValueClick Inc.

Randy Ronning is a nominee to our Board. Mr. Ronning has been the executive vice president of affiliate relations, QVC.com, an online interactive shopping division of QVC, and new business development at QVC, Inc., an electronic retailer, since January 2001. Prior to 2001, Mr. Ronning held various management positions at JC Penney. From 1998 to 2000, he was president of the catalog and internet divisions. From 1994 to 1997, he was president of the home and leisure division. From 1992 to 1994, he was president of JC Penney International.

Right to Designate Directors

The stock purchase agreements pursuant to which certain entities affiliated with SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP, or SOFTBANK, acquired their shares of GSI Common Stock provide that SOFTBANK has the right to designate up to two members of GSI’s Board of Directors, depending on the number of shares of GSI Common Stock held by SOFTBANK. SOFTBANK also has the right to have one of its directors serve as a member of each committee of GSI’s Board of Directors. As of June 2, 2005, SOFTBANK agreed to eliminate its right to designate more than one member of GSI’s Board of Directors. Mr. Fisher is SOFTBANK’s designee to GSI’s Board of Directors. Prior to June 2, 2005, Mr. Perlis was SOFTBANK’s other designee.

The stock purchase agreement pursuant to which Interactive Technology Holdings, LLC, or ITH, acquired its shares of GSI Common Stock provided that ITH had the right to designate up to two members of GSI’s Board of Directors, depending on the number of shares of GSI Common Stock held by ITH. On January 31, 2005, ITH effected a distribution of all of its assets, including shares of GSI Common Stock, to its members. In the liquidation, QK Holdings, Inc., or QK Holdings, was assigned ITH’s rights under the stock purchase agreement, including the right to designate members to GSI’s Board of Directors. QK Holdings also has the right to have one of its directors serve as a member of each committee of GSI’s Board of Directors. Mr. Branman was ITH’s designee until its liquidation. As of June 2, 2005, QK Holdings agreed to eliminate its right to designate more than one member of GSI’s Board of Directors. Mr. Ronning is QK Holdings’ designee to GSI’s Board of Directors. QK Holdings is an affiliate of QVC.

Voting Agreements

Mr. Rubin entered into a voting agreement, dated as of May 1, 2000, in favor of SOFTBANK, pursuant to which, among other things, Mr. Rubin agreed that he would vote all shares of GSI Common Stock then held by him in favor of the election to GSI’s Board of Directors of the directors that SOFTBANK would be entitled to designate. In addition, Mr. Rubin, as a stockholder, agreed not to take any action to remove any of GSI’s directors designated by SOFTBANK.

SOFTBANK also entered into a voting agreement in favor of Mr. Rubin, dated as of May 1, 2000, relating to the election of directors designated by Mr. Rubin. Pursuant to this voting agreement, SOFTBANK agreed that it would vote all shares of GSI Common Stock then held by it with respect to all directorships other than those which it was entitled to designate (i) in favor of any member of GSI’s Board of Directors who was a member of the Board of Directors prior to April 27, 2000, and any director who is thereafter chosen to fill any vacancy on the Board of Directors or who is elected as a director, referred to as continuing director, and who, in either event, is not a director designated by SOFTBANK and in connection with his or her initial assumption of office is recommended for appointment or election by a majority of the continuing directors then on the Board of Directors, and (ii) against the election of any directors other than those directors specified in clause (i) of this sentence.

Mr. Rubin and ITH entered into a voting agreement, dated as of September 13, 2000, whereby (i) Mr. Rubin agreed, among other things, that he would vote all of his shares of GSI Common Stock in favor of election to GSI’s Board of Directors of the directors that ITH would be entitled to designate, and (ii) ITH agreed, among

Proxy Statement

other things, that ITH would vote all of its shares of GSI Common Stock in favor of election to GSI’s Board of Directors of certain continuing directors (as such term is defined therein). ITH assigned its rights under this voting agreement to QK Holdings.

SOFTBANK and ITH also entered into a voting agreement, dated September 13, 2000, whereby (i) SOFTBANK agreed, among other things, that SOFTBANK would vote all of its shares of GSI Common Stock in favor of election of GSI’s Board of Directors of the directors that ITH would be entitled to designate, and (ii) ITH agreed, among other things, that ITH would vote all of its shares of GSI Common Stock in favor of election to GSI’s Board of Directors of the directors that SOFTBANK would be entitled to designate. ITH assigned its rights under this voting agreement to QK Holdings.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF ALL OF THE NOMINEES FOR DIRECTORS.

Board, Committees and Attendance at Meetings of the Board and Committees

The Board of Directors of GSI held eight meetings during fiscal 2004. During fiscal 2004, no director, other than Dr. Rayport, attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period for which he was a director and (ii) the total number of meetings held by committees of the Board of Directors on which he served during the period he served. Dr. Rayport attended 16 out of 22 meetings, or approximately 73%, of the Board of Directors and committees of the Board of Directors on which he served. A description of each of the committees of the Board of Directors of GSI is set forth below.

The Board has determined that the following directors, constituting a majority of the members of the Board of Directors, are independent as defined in the applicable listing standards of the Nasdaq National Market: Messrs. Kenneth Adelberg, Branman, Harvey Lamm, Fisher, Menell and Perlis and Dr. Rayport.

Audit Committee.    The Board of Directors has a separately designated standing audit committee. The current members of the audit committee are Messrs. Lamm and Menell (Chairman) and Dr. Rayport. The Board of Directors has determined that Messrs. Lamm and Menell and Dr. Rayport are independent as defined in the applicable listing standards of the Nasdaq Stock Market and SEC regulations and Mr. Menell qualifies as an audit committee financial expert as that term is defined in SEC regulations. The Audit Committee held 16 meetings during fiscal 2004.

The Audit Committee is responsible for:

•	appointing, determining funding for, overseeing and replacing the independent public registered accountant;

•	reviewing the independence of the independent public registered accountant;

•	resolving any disagreements between management and the independent public registered accountant;

•	reviewing GSI’s quarterly and annual financial statements and discussing the same with GSI’s management;

•	pre-approving all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for GSI by its independent public registered accountant;

•	establishing, reviewing and periodically updating GSI’s Code of Business Conduct Policy and GSI’s Finance Code of Professional Conduct;

•	establishing and overseeing procedures for the receipt, retention and treatment of complaints received by GSI regarding (a) accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by GSI’s employees of concerns regarding questionable accounting or auditing matters; and

•	approving all related party transactions.

Proxy Statement

The responsibilities of the Audit Committee are further described in the Audit Committee Charter adopted by the Audit Committee and the Board of Directors, a copy of which was attached as Appendix A to GSI’s proxy statement related to its 2004 annual meeting of stockholders.

Compensation Committee.    The members of the Compensation Committee are Messrs. Adelberg, Branman, Lamm (Chairman) and Perlis and Dr. Rayport. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for GSI’s executive officers and administers GSI’s equity incentive plans. The Compensation Committee held six meetings during fiscal 2004.

Nominating and Corporate Governance Committee

On August 31, 2004, the Board of Directors established the Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Branman and Fisher (Chairman) and Dr. Rayport. The Nominating and Corporate Governance Committee is responsible for assisting the Board in:

•	identifying qualified individuals to become Board members;

•	determining the composition of the Board and its committees;

•	monitoring a process to assess the Board’s effectiveness; and

•	developing and implementing the Company’s corporate governance guidelines.

The Nominating and Corporate Governance Committee held one meeting during fiscal 2004. The responsibilities of the Nominating and Corporate Governance Committee are further described in the Nominating and Corporate Governance Committee Charter, a copy of which is attached to this Proxy Statement as Appendix B.

Director Attendance at Annual Meeting

GSI does not have a policy with regard to Board members’ attendance at the Annual Meeting. Messrs. Adelberg and Rubin attended GSI’s 2004 annual meeting of stockholders.

Nominating Procedure

Subject to the voting agreements described above, GSI’s Nominating and Corporate Governance Committee recommends qualified candidates as directors of GSI and recommends that the Board nominate such individuals for election to the Board at the next annual meeting of stockholders. This committee will consider director candidates recommended by Board members, management and stockholders, as well as those identified by any third-party search firm it may retain.

While GSI does not have any specific, minimum qualifications for Board nominees, in considering possible candidates for election as a director, the independent directors will be guided by the following:

1. Each director should be an individual of high character and integrity;

2. Each director should be accomplished in his or her respective field, with superior credentials and recognition;

3. Each director should have relevant expertise and experience and be able to offer advice and guidance to management based on that expertise and experience;

4. Each director should have sufficient time available to devote to GSI; and

5. Directors should be selected such that the Board represents a diversity of background and experience.

On March 8, 2005, GSI’s Board of Directors amended and restated its bylaws. GSI’s amended and restated bylaws set forth new procedures which stockholders must follow for nominations of directors to be brought before a meeting of GSI’s stockholders.

Proxy Statement

According to GSI’s amended and restated bylaws, for nominations to be properly brought before an annual meeting by a stockholder, the stockholder must have given notice in writing to GSI’s Secretary at GSI’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. The timing of the notice is subject to change in the event that the date of GSI’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or in the event that the number of directors to be elected to GSI’s Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by us at least 100 days prior to the first anniversary of the preceding year’s annual meeting.

A stockholder’s notice must set forth:

(A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required by Regulation 14A under the Exchange Act and Rule 14a-4(d) thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

(B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of GSI’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

If the stockholder, or the beneficial owner on whose behalf any such nomination is made, has provided GSI with a Solicitation Notice, such stockholder or beneficial owner must, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of GSI’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice.

GSI’s amended and restated bylaws also set forth procedures which stockholders must follow for nominations of directors to be brought before a special meeting of stockholders.

Except as otherwise provided by law, the chairman of the meeting has the power and duty to determine whether a nomination to be brought before the meeting was made in accordance with the procedures set forth in GSI’s amended and restated bylaws and, if any proposed nomination is not in compliance with GSI’s amended and restated bylaws, to declare that the defective nomination will not be presented for stockholder action at the meeting and will be disregarded.

Nominees recommended by stockholders in accordance with these procedures, will, subject to GSI’s contractual obligations to certain stockholders and to the voting agreements described above, receive the same consideration given to nominees of other persons.

In connection with the 2005 Annual Meeting, GSI has not received a director nominee recommendation from any stockholder, or group of stockholders, that beneficially owns more than five percent of GSI’s Common Stock. However, QK Holdings, has designated Randy Ronning to serve as its nominee on the Board, pursuant to its right under the voting agreement described above. In addition, SOFTBANK has designated Ronald D. Fisher to serve as its nominee on the Board, pursuant to its right under the voting agreement described above. Except for Randy Ronning, each of the current nominees listed for directors under Proposal 1 of this proxy statement is an existing director standing for re-election.

From time to time, GSI may employ a third party to identify potential director nominees.

Proxy Statement

Compensation of Directors

Under GSI’s historic policy, as compensation for their service as directors of GSI:

•	each non-employee director received an option to purchase 25,000 shares of GSI Common Stock upon his or her initial election as a director; and

•	each non-employee director received an option to purchase 10,000 shares of GSI Common Stock on each subsequent annual election as a director.

In connection with this year’s annual meeting of stockholders, on June 6, 2005, the Nominating and Corporate Governance Committee determined to revise GSI’s policy so that as compensation for their service as directors of GSI through next year’s annual meeting of stockholders,

•	each non-employee director who is being nominated for his initial election as a director will receive an option to purchase 25,000 shares of GSI Common Stock;

•	each non-employee director who is being nominated for his continuing election as a director will receive an option to purchase 10,000 shares of GSI Common Stock;

•	the director to be elected as Chairman of the Audit Committee will receive an option to purchase 5,000 shares of GSI Common Stock; and

•	the director to be elected as Chairman of the Compensation Committee and the director to be elected as Chairman of the Nominating and Corporate Governance Committee will each receive an option to purchase 3,000 shares of GSI Common Stock.

In accordance with GSI’s revised compensation policy for directors, on June 6, 2005, the Nominating and Corporate Governance Committee granted options to purchase 8,500 shares of Common Stock to each of Messrs. Fisher, Menell and Perlis and Dr. Rayport and an option to purchase 21,000 shares of Common Stock to Mr. Branman, in each case, at an exercise price of $15.34 per share, the fair market value on the date of grant. These directors received only part of their grants because there were not enough shares available under the 1996 Plan to make the full grants. If the 2005 Equity Incentive Plan is approved by GSI’s stockholders at this year’s annual meeting, the balance of the director options will be granted as follows:

•	each of Messrs. Fisher, Menell and Perlis and Dr. Rayport will be granted an option to purchase 1,500 shares of Common Stock;

•	Mr. Branman will be granted an option to purchase 4,000 shares of Common Stock;

•	Mr. Ronning will be granted an option to purchase 25,000 shares of Common Stock; and

•	the Chairmen of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee will be granted an option to purchase 5,000, 3,000 and 3,000 shares of Common Stock, respectively.

For purposes of determining the compensation for directors through next year’s annual meeting, the Nominating and Corporate Governance Committee determined to treat Mr. Branman as if this year’s election was his initial election to GSI’s Board, because as of March 2005, he ceased being QK Holdings’ designee to the Board and ceased being affiliated with QK Holdings and was required to turn over to QK Holdings the financial benefit of the director compensation paid while serving as QK Holdings’ designee.

The directors do not receive any cash compensation for their services on behalf of GSI but are reimbursed for reasonable travel and lodging expenses incurred in attending meetings of the Board of Directors and any committee. Mr. Rubin, the only director who is also an officer of GSI, does not receive any separate compensation for acting in his capacity as a director.

Proxy Statement

Audit Committee Report

The Audit Committee reviewed and discussed with GSI’s management and Deloitte & Touche LLP, the Company’s independent registered public accountants, GSI’s audited financial statements, the results of Deloitte & Touche’s audit, their evaluation of GSI’s system of internal control and the overall quality of GSI’s financial reporting process. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with Deloitte & Touche LLP their independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of GSI that the audited financial statements be included in GSI’s Annual Report on Form 10-K for fiscal 2004 for filing with the Securities and Exchange Commission.

Audit Committee
Jeffrey F. Rayport	Harvey Lamm	Mark S. Menell (Chairman)

Code of Ethics

GSI adopted a Finance Code of Professional Conduct (code of ethics) that applies to GSI’s principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. GSI hereby undertakes to provide a copy of this code to any person, without charge, upon request. Requests for a copy of this code may be made in writing addressed to: Investor Relations, GSI Commerce, Inc., 935 First Avenue, King of Prussia, PA 19046. Amendments to the Finance Code of Professional Conduct will be posted on GSI’s corporate Web site located at www.gsicommerce.com.

Stockholders’ Communication with the Board of Directors

Stockholders who wish to communicate with a member or members of the Board of Directors, including the chair of any committee of the Board or the non-management directors as a group, may do so by addressing their correspondence to the Board member or members, c/o Corporate Secretary, GSI Commerce, Inc., 935 First Avenue, King of Prussia, PA 19406. The Board of Directors has unanimously approved a process pursuant to which the Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

Proxy Statement

PROPOSAL 2—APPROVAL OF THE GSI COMMERCE, INC.

2005 EQUITY INCENTIVE PLAN

On March 8, 2005, the Board adopted the GSI Commerce, Inc. 2005 Equity Incentive Plan (the “2005 Equity Plan”), subject to stockholder approval. Upon stockholder approval, GSI will terminate its 1996 Equity Incentive Plan (the “1996 Plan”). The 1996 Plan was adopted by the Board on March 20, 1996 and was first approved by the stockholders on July 8, 1996. In 1999, 2000, 2001, 2003 and 2004, the Board amended the 1996 Plan. Stock awards granted under the 1996 Plan prior to its amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and the terms of the 1996 Plan. The key terms of the 1996 Plan are similar to those of the 2005 Equity Plan, except as noted otherwise.

The number of shares of common stock that will be reserved for issuance under the 2005 Equity Plan will be 2,000,000 shares plus those shares available under the 1996 Plan as described below. At June 6, 2005, 1,219 shares remained available for future grant under the 1996 Plan. Accordingly, there initially will be an aggregate of 2,001,219 shares of common stock reserved for issuance under the 2005 Equity Plan. The number of shares issuable under the 2005 Equity Plan will also be increased by the number of shares that are issuable pursuant to awards outstanding under the 1996 Plan as of the date the 2005 Equity Plan is approved by stockholders which, but for the termination of the 1996 Plan, would otherwise have reverted to the share reserve of the 1996 Plan pursuant to the terms of the 1996 Plan as a result of, for example, expiration, termination or forfeiture of the award and other events set forth in the 1996 Plan. At June 6, 2005, awards covering an aggregate of 6,489,038 shares were outstanding under the 1996 Plan.

As with the 1996 Plan, the 2005 Equity Plan will allow GSI to utilize a broad array of equity incentives in order to secure and retain the services of employees of GSI and its affiliates and directors of GSI, and to provide incentives for such persons to exert maximum efforts for the success of GSI and its affiliates.

Stockholders are requested in this Proposal 2 to approve the 2005 Equity Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 2005 Equity Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

The essential features of the 2005 Equity Plan are outlined below:

General

The 2005 Equity Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock purchase awards, stock bonus awards, stock unit awards, and other forms of equity compensation (collectively, “stock awards”). Incentive stock options granted under the 2005 Equity Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 2005 Equity Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

The Board adopted the 2005 Equity Plan to provide a means to secure and retain the services of employees (including officers) and non-employee directors eligible to receive stock awards, to provide incentives for such individuals to exert maximum efforts for the success of GSI and its affiliates, and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of GSI’s common stock through the grant of stock awards.

Proxy Statement

Administration

The Board administers the 2005 Equity Plan. Subject to the provisions of the 2005 Equity Plan, the Board has the authority to construe and interpret the plan, to determine the persons to whom and the dates on which stock awards will be granted, the number of shares of common stock to be subject to each stock award, the time or times during the term of each stock award within which all or a portion of the award may be exercised, the exercise, purchase, or strike price of each stock award, the type of consideration permitted to exercise or purchase each stock award, and other terms of the stock awards.

The Board has the authority to delegate some or all of the administration of the 2005 Equity Plan to a committee or committees. In the discretion of the Board, a committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. If administration is delegated to a committee, the committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein with respect to the 2005 Equity Plan, the “Board” refers to any committee the Board appoints or, if applicable, any subcommittee, as well as to the Board itself.

Eligibility

Incentive stock options may be granted under the 2005 Equity Plan only to employees (including officers) of GSI and its affiliates. Employees (including officers) of GSI and its affiliates, and non-employee directors of GSI, are eligible to receive all other types of stock awards under the 2005 Equity Plan. By contrast, under the 1996 Plan, nonstatutory stock options may be granted to employees, directors and consultants. All of the approximately 1302 employees of GSI and its affiliates and 7 current non-employee directors of GSI are eligible to participate in the 2005 Equity Plan.

No incentive stock option may be granted under the 2005 Equity Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of GSI or its affiliates, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the 2005 Equity Plan and any other plans of GSI and its affiliates) may not exceed $100,000.

Under the 2005 Equity Plan, no person may be granted stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of the common stock on the date of grant under the 2005 Equity Plan covering more than 2,000,000 shares of common stock during any calendar year (the “Section 162(m) Limitation”).

Stock Subject to the 2005 Equity Plan

A maximum of 2,001,219 shares of common stock are available for issuance under the 2005 Equity Plan. In addition, such share reserve shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to options or stock award agreements outstanding under the 1996 Plan as of the date the 2005 Equity Plan was approved by stockholders and (ii) but for the termination of the 1996 Plan, would otherwise have reverted to the share reserve of the 1996 Plan pursuant to the terms of the 1996 Plan. If a stock award granted under the 2005 Equity Plan or the 1996 Plan expires or otherwise terminates without being exercised in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by GSI, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by GSI shall revert to and again become available for issuance under the 2005 Equity Plan. If any shares subject to a stock award are not delivered to a participant

Proxy Statement

because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), the number of shares that are not delivered shall remain available for issuance under the 2005 Equity Plan. If the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered shall remain available for issuance under the 2005 Equity Plan. Under the 1996 Plan, if any option granted under the 1996 Plan expires or otherwise terminates without having been exercised in full, the shares not acquired under the option will revert to and become available for issuance under the 1996 Plan.

The aggregate maximum number of shares of common stock that may be issued under the 2005 Equity Plan pursuant to the exercise of incentive stock options is 4,000,000 shares plus the amount of any future increase in the number of shares that may be available for issuance under the 2005 Equity Plan.

Terms of Options

Options may be granted under the 2005 Equity Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the 2005 Equity Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below. GSI’s Board of Directors has adopted resolutions setting the terms of options granted to non-employee directors. For a description of these terms, please see “Terms of Options Granted to Non-Employee Directors” below.

Exercise Price.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory stock options will be determined by the Board on the date of grant. By contrast, the Board had the authority to determine the exercise price of nonstatutory stock options under the 1996 Plan on the date of grant where the discount is granted in lieu of a reasonable amount of compensation or for exceeding certain performance goals. As of May 20, 2005, the closing price of GSI’s common stock as reported on the Nasdaq National Market was $14.94 per share.

Consideration.    The exercise price of options granted under the 2005 Equity Plan must be paid, to the extent permitted by applicable law and at the discretion of the Board, (i) by cash or check, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of GSI, (iv) pursuant to a net exercise arrangement, (iv) according to a deferred payment or (v) in any other form of legal consideration acceptable to the Board. Under the 1996 Plan, the exercise price shall be paid either (i) in cash, check, bank draft or money order at the time the option is exercised, or (ii) at the discretion of the Board (A) by delivery of other common stock of GSI, (B) by delivery of a promissory note, or (C) pursuant to a broker-assisted cashless exercise.

Vesting.    Options granted under the 2005 Equity Plan may become exercisable in cumulative increments, or “vest,” as determined by the Board. Vesting typically will occur during the optionholder’s continued service with GSI or an affiliate, whether such service is performed in the capacity of an employee or director (collectively, “service”) and regardless of any change in the capacity of the service performed. Shares covered by different options granted under the 2005 Equity Plan may be subject to different vesting terms. The Board has the authority to accelerate the time during which an option may vest or be exercised. In addition, options granted under the 2005 Equity Plan may permit exercise prior to vesting. However, any unvested shares acquired under such an early exercise arrangement will be subject to repurchase by GSI, should the participant’s service terminate before vesting.

Tax Withholding.    To the extent provided by the terms of a stock option agreement, GSI may cause a participant to satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, withholding a portion of the stock otherwise issuable to the participant, executing a loan or through such other method as set forth in the applicable stock award agreement.

Proxy Statement

Term.    The maximum term of options granted under the 2005 Equity Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.

Termination of Service.    Options granted under the 2005 Equity Plan generally terminate three months after termination of the participant’s service unless (i) termination is due to the participant’s disability, in which case the option may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the participant dies before the participant’s service has terminated, or within generally three months after termination of service, in which case the option may be exercised (to the extent the option was exercisable at the time of the participant’s death) within 18 months following the participant’s death by the person or persons to whom the rights to such option have passed; or (iii) the option by its terms specifically provides otherwise. Under the 2005 Equity Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term. The option will automatically terminate upon a participant’s termination for cause (as defined in the 2005 Equity Plan).

Restrictions on Transfer.    Unless provided otherwise by the Board, a participant in the 2005 Equity Plan may not transfer an option other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. During the lifetime of the participant, only the participant (or the transferee pursuant to a domestic relations order) may exercise an option. A participant may also designate a beneficiary who may exercise an option following the participant’s death. Shares subject to repurchase by GSI pursuant to an early exercise arrangement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Stock Appreciation Rights

Stock appreciation rights may be granted under the 2005 Equity Plan pursuant to stock appreciation rights agreements.

Exercise.    Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, GSI will pay the participant an amount equal to the excess of (i) the aggregate fair market value of GSI’s common stock on the date of exercise, over (ii) the strike price determined by the Board on the date of grant.

Settlement of Awards.    The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of GSI’s common stock, or any other form of consideration determined by the Board.

Vesting.    Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Board.

Termination of Service.    Upon termination of a participant’s service, the participant generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Terms of Stock Purchase Awards and Stock Bonus Awards

Stock purchase awards and stock bonus awards may be granted under the 2005 Equity Plan pursuant to stock purchase award agreements and stock bonus award agreements, respectively.

Purchase Price.    The purchase price for stock purchase awards must be at least the par value of GSI’s common stock.

Proxy Statement

Consideration.    The purchase price for stock purchase awards may be payable either (i) in cash or by check, (ii) by past service rendered to GSI, or (iii) in any other form of legal consideration acceptable to the Board. The Board may grant stock bonus awards in consideration for past services rendered to GSI or in exchange for any other form of legal consideration acceptable to the Board, without the payment of a purchase price.

Vesting.    Shares of stock acquired under a stock purchase or stock bonus award may, but need not, be subject to a repurchase option in favor of GSI or forfeiture to GSI in accordance with a vesting schedule as determined by the Board. The Board has the authority to accelerate the vesting of stock acquired pursuant to a stock purchase or stock bonus award.

Termination of Service.    Upon termination of a participant’s service, GSI may repurchase or otherwise reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable stock purchase award or stock bonus award agreement.

Restrictions on Transfer.    Rights to acquire shares under a stock purchase or stock bonus award may be transferred only upon such terms and conditions as determined by the Board.

Terms of Stock Unit Awards

Stock unit awards may be granted under the 2005 Equity Plan pursuant to stock unit award agreements.

Consideration.    The purchase price, if any, for stock unit awards may be paid in any form of legal consideration acceptable to the Board.

Settlement of Awards.    A stock unit award may be settled by the delivery of shares of GSI’s common stock, in cash, or by any combination of these means as determined by the Board.

Vesting.    Stock unit awards vest at the rate specified in the stock unit award agreement as determined by the Board. However, at the time of grant, the Board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the stock unit award after vesting.

Dividend Equivalents.    Dividend equivalent rights may be credited with respect to shares covered by a stock unit award. GSI does not anticipate paying cash dividends on its common stock for the foreseeable future, however.

Termination of Service.    Except as otherwise provided in the applicable award agreement, stock units that have not vested will be forfeited upon the participant’s termination of service.

Terms of Other Equity Awards

The Board may grant other equity awards that are valued in whole or in part by reference to GSI’s common stock. Subject to the provisions of the 2005 Equity Plan, the Board has the authority to determine the persons to whom and the dates on which such other equity awards will be granted, the number of shares of common stock (or cash equivalents) to be subject to each award, and other terms and conditions of such awards.

Performance-Based Stock Awards

Under the 2005 Equity Plan, a stock award may be granted, vest or be exercised based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. All employees of GSI and its affiliates and directors of GSI are eligible to receive performance-based stock awards under the 2005 Equity Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be

Proxy Statement

determined by the Board. The maximum amount to be received by any individual in any calendar year attributable to such performance-based stock awards may not exceed 2,000,000 shares of GSI’s common stock.

In granting a performance-based stock award, the Board will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Board will establish the performance goals, based upon one or more pre-established criteria (“performance criteria”) enumerated in the 2005 Equity Plan and described below. As soon as administratively practicable following the end of the performance period, the Board will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2005 Equity Plan shall be determined by the Board, based on a service condition or on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest and taxes; (iii) earnings before interest, taxes and depreciation and/or amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) other measures of performance selected by the Board.

The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a performance goal for a performance period in order to prevent the dilution or enlargement of the rights of participants, (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting GSI, or the financial statements of GSI, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (iii) in view of the Board’s assessment of the business strategy of GSI, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (x) to exclude the dilutive effects of acquisitions or joint ventures; (y) to assume that any business divested by GSI achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; and (z) to exclude the effect of any change in the outstanding shares of common stock of GSI by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, the Board is authorized to make adjustment in the method of calculating attainment of performance goals and objectives for a performance period as follows: (A) to exclude restructuring and/or other nonrecurring charges; (B) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (C) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (D) to exclude the effects to any statutory adjustments to corporate tax rates; (E) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (F) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

If this Proposal 2 is approved by the stockholders, compensation attributable to performance-based stock awards under the 2005 Equity Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Proxy Statement

Changes to Capital Structure

If any change is made to the outstanding shares of GSI’s common stock without GSI’s receipt of consideration (whether through a stock split or other specified change in the capital structure of GSI), appropriate adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2005 Equity Plan, (ii) the maximum number and/or class of securities for which any one person may be granted options and/or stock appreciation rights or performance-based stock awards per calendar year pursuant to the Section 162(m) Limitation, and (iii) the number and/or class of securities and the price per share in effect under each outstanding stock award under the 2005 Equity Plan.

Corporate Transactions; Changes in Control

Under the 2005 Equity Plan, unless otherwise provided in a written agreement between GSI or any affiliate and the holder of the stock award, in the event of a corporate transaction (as specified in the 2005 Equity Plan and described below), all outstanding stock awards under the 2005 Equity Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such stock awards, then (i) with respect to any such stock awards that are held by individuals whose continuous service with GSI or its affiliates has not terminated prior to the effective date of the corporate transaction or was terminated within the three-month period prior to the corporate transaction, the vesting and exercisability provisions of such stock awards will be accelerated in full and such awards will terminate if not exercised prior to the effective date of the corporate transaction, and (ii) with respect to any stock awards that are held by individuals whose continuous service with GSI or its affiliates terminated more than three-months prior to the effective date of the corporate transaction, the vesting and exercisability provisions of such stock awards will not be accelerated and such awards will terminate if not exercised prior to the effective date of the corporate transaction (except that any reacquisition or repurchase rights held by GSI with respect to such stock awards shall not terminate and may continued to be exercised notwithstanding the corporate transaction). In the event a stock award will terminate if not exercised, the Board may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but will receive a payment equal to the excess of the value of the property the holder would have received upon exercise over any exercise price.

Other stock awards, such as stock purchase awards, may have their repurchase or forfeiture rights assigned to the surviving or acquiring entity (or its parent company) in the corporate transaction. If such repurchase or forfeiture rights are not assigned, then such stock awards will become fully vested.

For purposes of the 2005 Equity Plan, a corporate transaction will be deemed to occur in the event of (i) a sale of all or substantially all of the consolidated assets of GSI and its subsidiaries, (ii) the sale of at least 90% of the outstanding securities of GSI, (iii) the consummation of a merger or consolidation in which GSI is not the surviving corporation, or (iv) the consummation of a merger or consolidation in which GSI is the surviving corporation but shares of GSI’s outstanding common stock are converted into other property by virtue of the transaction.

The Board has the discretion to provide that a stock award under the 2005 Equity Plan will immediately vest as to all or any portion of the shares subject to the stock award (i) immediately upon the occurrence of certain specified change in control transactions, whether or not such stock award is assumed, continued, or substituted by a surviving or acquiring entity in the transaction, or (ii) in the event a participant’s service with GSI or a successor entity is terminated, actually or constructively, within a designated period following the occurrence of certain specified change in control transactions (as defined in the 2005 Equity Plan). Stock awards held by participants under the 2005 Equity Plan will not vest on such an accelerated basis unless specifically provided by the participant’s applicable award agreement.

Under the 1996 Plan, in the event of a change in control (as defined in the 1996 Plan), stock awards vest in full six months following the change in control (or sooner if the participant is terminated without cause during the six-month period following the change in control).

Proxy Statement

Duration, Termination and Amendment

The Board may suspend or terminate the 2005 Equity Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 2005 Equity Plan will terminate on March 8, 2015. The 1996 Plan will terminate on July 7, 2006 in the event that the stockholders do not approve this Proposal 2.

The Board may amend or modify the 2005 Equity Plan at any time. However, no amendment shall be effective unless approved by the stockholders of GSI to the extent stockholder approval is necessary to satisfy applicable law.

The Board also may submit any other amendment to the 2005 Equity Plan intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

Under the 2005 Equity Plan, the Board may, without obtaining the prior approval of the stockholders of GSI, (i) reduce the exercise price of any outstanding option under the 2005 Equity Plan; (ii) cancel or accept any outstanding option under the 2005 Equity Plan and grant in substitution or exchange therefor a new option or other stock award under the 2005 Equity Plan or another equity plan of GSI covering the same or a different number of shares of common stock; (iii) cancel or accept any outstanding option under the 2005 Equity Plan and grant in substitution or exchange therefor cash or any other valuable consideration; or (iv) conduct any other action that is treated as a repricing under generally accepted accounting principles.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to employees and GSI with respect to participation in the 2005 Equity Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options.    Incentive stock options granted under the 2005 Equity Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or GSI by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, GSI will not be entitled to any income tax deduction.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally GSI will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options.    No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary

Proxy Statement

income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, GSI will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by GSI in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when GSI’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, GSI is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, GSI will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

Stock Purchase Awards and Stock Bonus Awards.    Upon receipt of a stock purchase or stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. GSI will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.

However, if the shares issued upon the grant of a stock purchase or stock bonus award are unvested and subject to repurchase by GSI in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when GSI’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a stock purchase or stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Proxy Statement

Stock Unit Awards.    No taxable income is recognized upon receipt of a stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. The participant and GSI will be required to satisfy certain tax withholding requirements applicable to such income. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, GSI will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from GSI, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are granted by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to stock options or stock appreciation rights with exercise or strike prices less than fair market value on the date of grant, stock purchase awards, stock bonus awards, and stock unit awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

New Plan Benefits

The following table presents certain information with respect to options granted prior to the Annual Meeting or to be granted under the 2005 Equity Plan to all non-employee directors as a group immediately following this year’s Annual Meeting, assuming stockholder approval of this Proposal 2:

GSI Commerce, Inc. 2005 Equity Incentive Plan

Name and Position	Number of Shares Underlying Options Granted
Non-employee directors as a group (6 persons)	Up to 110,000

GSI has not made any determination with respect to any other award to be made under the 2005 Equity Plan.

Proxy Statement

Equity Compensation Plan Information as of the End of Fiscal 2004

The following table sets forth information regarding our existing equity compensation plans as of the end of fiscal 2004.

Plan Category(1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Listed in Column(a)) (c)

Equity compensation plans approved by stockholders (2)	5,916,318	$8.67	1,215,100	(3)

Equity compensation plans not approved by stockholders (4)	1,006,500	$6.83	—

Total	6,922,818	$8.40	1,215,100

(1)	This table does not include shares proposed to be issued under the 2005 Equity Plan. If the 2005 Equity Plan is approved at this year’s 2005 Annual Meeting of Shareholders, then the 2005 Equity Plan will replace the 1996 Plan and no new awards will be made under the 1996 Plan. If approved, a maximum of 2,000,000 shares plus those shares remaining available for issuance under the 1996 Plan will be available for issuance under the 2005 Equity Plan. This table also does not include information regarding options to purchase an aggregate of 1,193 shares, at a weighted average exercise price of $13.33, which were outstanding as of January 1, 2005 and which had been granted under a plan that GSI assumed in connection with its acquisition of Fogdog, Inc. No additional options may be granted under the plan assumed in connection with the Fogdog, Inc. acquisition.
(2)	This plan is the 1996 Plan.
(3)	Includes 1,215,100 shares issuable under the 1996 Plan. The 1996 Plan permits grants of incentive stock options, options not intended to qualify as incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, deferred stock awards, performance awards, loans and supplemental awards.
(4)	Included are (a) stock options at less than the then-fair market value of our Common Stock to attract new key employees, to retain key employees of acquired companies and to retain existing employees in connection with restructured compensation packages, and (b) warrants to purchase our Common Stock to consultants, advisors, partners and investors. The Board of Directors approved these grants in fiscal 1999, fiscal 2000 and fiscal 2001, although some of these warrant grants relate to earlier periods. Except for these limited grants, grants are generally made by us under the 1996 Plan. These grants include options which generally expire 10 years from the date of grant and vests over four years. Upon the occurrence of a change in control, certain of these options will immediately become exercisable in full. These grants also include warrants which generally expire no less than five years and no more than 10 years from the date of grant. The exercise prices for these warrants range from $2.50 to $17.15.

THE BOARD OF DIRECTORS OF GSI UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF GSI’S 2005 EQUITY INCENTIVE PLAN.

Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information, as of May 20, 2005, concerning the beneficial ownership of GSI Common Stock by:

•	each person known by GSI to be the beneficial owner of five percent or more of GSI’s outstanding Common Stock;

•	each Named Officer (as defined in the Summary Compensation Table) and each director and director nominee; and

•	the directors, director nominees and executive officers of GSI as a group.

Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares. The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they include securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options or warrants within 60 days of July 19, 2005 (as reflected in the applicable column below). Beneficial ownership may be disclaimed as to certain of the securities. The business address of our executive officers and directors is the same as our address.

Name, position and address of beneficial owner	Number of shares beneficially owned	Options included in beneficial ownership	Warrants included in beneficial ownership	Percentage of shares
Michael G. Rubin (1) Chairman, Co-President and Chief Executive Officer	8,378,096	1,237,500	—	19.43%
Robert W. Liewald Executive Vice President, Merchandising	354,511	277,500	10,000	*
Arthur H. Miller Executive Vice President and General Counsel	341,177	307,500	—	*
Damon Mintzer Executive Vice President, Sales; President and Chief Operating Officer of Global-QVC Solutions, Inc.	224,781	207,500	—	*
Joseph N. Seibert (2) Former Senior Vice President and Chief Information Officer	70,000	70,000	—	*
Kenneth J. Adelberg Director	138,212	108,750	—	*
M. Jeffrey Branman Director	63,000	55,000	—	*
Ronald D. Fisher (3) Director	65,000	65,000	—	*
Harvey Lamm Director	200,260	95,000	—	*
Mark S. Menell (4) Director	892,600	65,000	12,500	2.13
Michael S. Perlis (5) Director	55,000	55,000	—	*
Jeffrey F. Rayport Director	75,000	75,000	—	*
Randy Ronning Director Nominee	—	—	—	*
Capital Research and Management Company (6) SMALLCAP World Fund, Inc. 333 South Hope Street, Los Angeles, CA 90071	2,794,490	—	—	6.67
Comcast Corporation (7) Comcast Holdings Corporation 1500 Market Street, Philadelphia, PA 19102 Comcast QIH, Inc. 1201 N. Market Street, Suite 1000 Wilmington, DE 19801	2,578,932	—	—	6.16
Liberty Media Corporation (1)(8) QVC, Inc. QK Holdings, Inc. 1200 Wilson Drive, West Chester, PA 19380	8,518,968	—	300,000	20.20
SOFTBANK Capital Partners LP (1)(9) SOFTBANK Capital LP SOFTBANK Capital Advisors Fund LP SOFTBANK Capital Partners LLC SB Capital Managers LLC 1188 Centre Street, Newton Center, MA 02459	8,653,850	—	—	20.66
All executive officers, directors and director nominees as a group (17 persons) (10)	11,534,396	3,280,000	22,500	25.53

Proxy Statement

*	Less than one percent
(1)	Unless specifically stated herein, shares held by Mr. Rubin, Liberty Media Corporation, QVC, Inc. QK Holdings, Inc., or SOFTBANK affiliates are not beneficially owned by each other. Mr. Rubin, Liberty Media Corporation, QVC, Inc. QK Holdings, Inc., and SOFTBANK have each granted a right to vote all of their shares, solely with respect to the election of directors, as set forth in the voting agreements described on pages 4-5.
(2)	Mr. Seibert ceased being an employee and senior vice president and chief information officer of GSI effective February 6, 2005.
(3)	Does not include (a) 4,309,176 shares of Common Stock held by SOFTBANK Capital Partners LP; (b) 4,235,098 shares of Common Stock held by SOFTBANK Capital LP; or (c) 109,576 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP, because Mr. Fisher does not have investment or voting power over these shares. Mr. Fisher is SOFTBANK’s designee to GSI’s Board of Directors.
(4)	Includes 815,100 shares of Common Stock and 12,500 shares of Common Stock issuable upon the exercise of warrants held by Rustic Canyon Ventures LP. Mr. Menell is a Partner of Rustic Canyon Ventures LP. Mr. Menell disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest, if any, therein.
(5)	Does not include (a) 4,309,176 shares of Common Stock held by SOFTBANK Capital Partners LP; (b) 4,235,098 shares of Common Stock held by SOFTBANK Capital LP; or (c) 109,576 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP upon the exercise of warrants because Mr. Perlis does not have investment or voting power over these shares.
(6)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2005. Capital Research and Management company is an investment adviser and serves as the investment advisor of SMALLCAP World Fund, Inc. Includes 2,794,490 shares of Common Stock beneficially owned by Capital Research and Management Company of which 2,294,491 shares of Common Stock are held by SMALLCAP World Fund, Inc. SMALLCAP World Fund, Inc. disclaims beneficial ownership of the additional 499,999 shares of Common Stock beneficially owned by Capital Research and Management Company.
(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2005.
(8)	Based in part on a Schedule 13D/A filed with the Securities and Exchange Commission on February 11, 2005. Includes 8,218,968 shares of Common Stock and 300,000 shares of Common Stock issuable upon exercise of warrants held by QK Holdings, Inc.
(9)	Based on a Schedule 13D/A filed with the Securities and Exchange Commission on February 21, 2003. Includes (a) 4,309,176 shares of Common Stock held by SOFTBANK Capital Partners LP; (b) 4,235,098 shares of Common Stock held by SOFTBANK Capital LP; and (c) 109,576 shares of Common Stock held by SOFTBANK Capital Advisors Fund LP. Each of SOFTBANK Capital Partners LP, SOFTBANK Capital LP, SOFTBANK Capital Advisors Fund LP, SOFTBANK Capital Partners LLC and SB Capital Managers LLC disclaims beneficial ownership of securities owned by any other person or entity, except to the extent of its respective pecuniary interest, if any, therein. SB Capital Managers LLC is a member of SOFTBANK Capital Partners LLC, the general partner of SOFTBANK Capital Partners LP, SOFTBANK Capital LP and SOFTBANK Capital Advisors Fund LP.
(10)	Includes (i) 9,368,565 shares of Common Stock beneficially owned in the aggregate by the Named Officers as set forth in this table; (ii) 1,489,072 shares of Common Stock beneficially owned in the aggregate by the directors as set forth in this table; and (iii) 676,759 shares of Common Stock beneficially owned in the aggregate by executive officers (other than Named Officers) (of which 661,250 shares are issuable upon the exercise of options that are exercisable within 60 days of May 20, 2005).

Proxy Statement

EXECUTIVE COMPENSATION

Compensation Committee Report

Since July 2004, GSI’s Compensation Committee of the Board of Directors has been comprised of Messrs. Adelberg, Branman (Chairman) and Perlis. For fiscal 2004, the Compensation Committee reviewed the compensation of executive officers, made decisions regarding executive compensation and administered GSI’s equity incentive plans.

GSI’s compensation policies for executive officers are to:

•	provide compensation packages to attract, motivate and retain executives,

•	link a portion of compensation to financial results to reward successful performance, and

•	provide long-term equity based compensation to further align the interests of executives with those of the stockholders and further reward success and performance.

The principal components of GSI’s executive compensation are base salary, annual incentive compensation and periodic grants of stock options or awards. The award of bonuses and stock options or awards serve as incentives for superior performance and are based upon both the performance of the executive and GSI. Executive employees are also eligible to participate in benefits generally available to full-time employees. In addition, some executive officers receive a car allowance ranging from $500 to $2,000 per month.

In fiscal 2004, the Compensation Committee retained an independent third party consultant to perform a study regarding compensation for executives and other employees and to advise GSI regarding GSI’s equity incentive plans in light of the new rules regarding the expensing of stock options. Based on this study, certain changes were made starting to the overall compensation paid to executives and other management employees.

First, base salaries of executive officers and other management employees are based on level of position within GSI and individual contribution, with reference to base salary levels of executive officers and other management employees at similarly sized companies in similar industries. Second, the Compensation Committee established the 2005 leadership bonus plan, for certain management-level employees, including the Named Officers. Under the 2005 leadership bonus plan, if GSI achieves certain EBITDA targets approved by the Compensation Committee, GSI will establish a fixed bonus pool to be paid out to eligible participants. Each eligible participant’s bonus will be funded from this fixed pool and will be based upon a percentage of that participant’s base salary. Finally, equity compensation remains GSI’s primary long-term incentive program, however, the types of awards now include stock options, restricted stock units, restricted stock and/or unrestricted stock.

GSI has employment agreements with two of the Named Officers, Messrs. Liewald and Miller. Messrs. Mintzer’s and Rubin’s employment agreements with GSI have expired. GSI is currently renegotiating employment agreements with Messrs. Mintzer and Rubin. Compensation of Messrs. Liewald, Miller and Rubin for fiscal 2004 was determined in accordance with these employment agreements as described herein. Compensation of Mr. Mintzer was determined consistent with his previous employment agreement. In fiscal 2004, of the Named Officers, only Mr. Mintzer was granted options to purchase Common Stock. He was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $13.62 per share. In addition, Messrs. Liewald and Mintzer were each granted a restricted stock award of 5,700 shares. The compensation of GSI’s Chief Executive Officer, Mr. Rubin, was not based on GSI’s performance. Mr. Rubin received a base salary of $400,000 for fiscal 2004 and no bonus. In fiscal 2004, Mr. Rubin was not granted any options.

Under the stock option plans established by GSI, stock options are periodically granted to employees at the discretion of the Board of Directors or Compensation Committee. It is contemplated that executives of GSI will be eligible to receive stock option grants or other equity or equity-based awards, subject to individual performance and the performance of GSI as a whole.

Section 162(m) of the Code generally denies a deduction to any publicly held company, such as GSI, for certain compensation exceeding $1,000,000 paid in any taxable year to the chief executive officer and the four

Proxy Statement

other highest paid executive officers, excluding, among other things, and certain qualified performance-based compensation. The Board of Directors has not yet recommended any change to GSI’s executive compensation policies and plans as a result of Section 162(m). The Compensation Committee has considered the impact of Section 162(m) and believes that it will not have a material adverse effect on GSI in fiscal 2005.

Compensation Committee

Kenneth J. Adelberg	M. Jeffrey Branman (Chairman)	Michael S. Perlis

Summary Compensation Table

The following table sets forth information regarding compensation earned during the last three fiscal years by GSI’s Chief Executive Officer and each of GSI’s and/or its subsidiaries’ four other most highly compensation executive officers during fiscal 2004 (each, a “Named Officer”).

Name and Principal Position	Fiscal Year	Annual Compensation					Long Term Compensation Awards(1)			All Other Compen- sation($)(5)
		Salary ($)	Bonus ($)		Other Annual Compensation($)(2)		Restricted Stock Award(s)($)(3)		Securities Underlying Options(#)(4)
Michael G. Rubin Chairman, Co-President and Chief Executive Officer of GSI	2004 2003 2002	$430,730 388,750 350,000	$	— — —	$	— — —	$	— — —	— 225,000 —	$10,333 12,382 10,832

Robert W. Liewald Executive Vice President, Merchandising of GSI	2004 2003 2002	272,596 262,212 250,000		— 35,000 —		— — —		53,124 — —	— 75,000 —	6,680 8,598 7,991

Arthur H. Miller Executive Vice President and General Counsel	2004 2003 2002	326,423 311,058 250,000		100,000 100,000 100,000		— — —		— — —	— 75,000 —	10,205 12,242 7,382

Damon Mintzer Executive Vice President, Sales; President and Chief Operating Officer of Global-QVC Solutions, Inc.	2004 2003 2002	311,538 311,538 300,000		— — —		— — —		53,124 — —	50,000 75,000 —	7,569 9,766 9,390

Joseph N. Seibert Former Senior Vice President and Chief Information Officer (6)	2004 2003	276,923 220,192		137,500 125,000		— —		— —	— 165,000	300 —

(1)	GSI did not grant any stock appreciation rights during the years presented.
(2)	Excludes perquisites and other personal benefits that do not, in the aggregate, exceed $50,000 or 10% of each officer’s total salary and bonus.
(3)	A restricted stock award of 5,700 shares was granted by the Compensation Committee on August 31, 2004 to each of Messrs. Liewald and Mintzer, and each is scheduled to vest as to 25% of the total number of shares subject to the award on each of the first, second, third and fourth anniversary dates of the grant of the award. The market value of the Common Stock as of August 31, 2004 was $9.32 per share. At January 1, 2005, the unvested portion of the restricted stock award for each of Messrs. Liewald and Mintzer was 5,700 shares. In fiscal 2004, the unvested value of the restricted stock award made to each of Messrs. Liewald and Mintzer was $101,346, assuming the market value of the common stock of $17.78 on January 1, 2005. If dividends are declared by GSI’s Board of Directors, dividends will be paid on the shares of restricted stock.
(4)	On November 30, 2004, the Compensation Committee granted to Mr. Mintzer options to purchase 50,000 shares of Common Stock at an exercise price of $13.62.

Proxy Statement

(5)	For fiscal 2004, all other compensation consists of (i) GSI’s matching contributions under GSI’s 401(k) Profit Sharing Plan in the amount of $10,033, $6,380, $9,905, and $7,269 for Messrs. Rubin, Liewald, Miller and Mintzer, respectively, and (ii) insurance premiums in the amount of $300 paid by GSI with respect to term life insurance for each of Messrs. Rubin, Liewald, Miller, Mintzer and Seibert.
(6)	Mr. Seibert began employment with GSI in February 2003. Mr. Seibert’s employment with GSI terminated on February 6, 2005.

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information regarding options to purchase shares of Common Stock granted to the Named Officers during fiscal 2004. No SARs were granted during fiscal 2004.

Name	Individual Grants				Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of securities underlying Options/SARs Granted (#)(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Michael G. Rubin Chairman, Co-President and Chief Executive Officer	—	—	—	—	—	—

Robert W. Liewald Executive Vice President, Merchandising	—	—	—	—	—	—

Arthur H. Miller Executive Vice President and General Counsel	—	—	—	—	—	—

Damon Mintzer Executive Vice President, Sales; President and Chief Operating Officer of Global-QVC Solutions, Inc.	50,000	6.5%	$13.62	11/29/14	$428,277	$1,085,339

Joseph N. Seibert Former Senior Vice President and Chief Information Officer	—	—	—	—	—	—

(1)	Represents the difference between the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at annualized rates of 5% and 10%, respectively, and the exercise price of the option. The rates of appreciation used in this table are prescribed by regulation of the SEC and are not intended to forecast future appreciation of the market value of the Common Stock.
(2)	This option vests in two equal installments: 50% vested on November 30, 2004 and 50% will vest on November 30, 2005. In the event of a change of control as defined in the 1996 Equity Incentive Plan and Mr. Mintzer suffers a status change, as defined in the non-incentive stock option agreement, within 12 months following a change of control, the option will automatically vest with regard to one year’s worth of vesting, or 25,000 shares

Proxy Statement

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values

The following table sets forth information regarding options to purchase shares of Common Stock exercised by the Named Officers during fiscal 2004 under GSI’s stock option plans and the values of options held by such individuals at the end of fiscal 2004. The Named Officers do not have any SARs.

Name	Shares Acquired on Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End Exercisable/Unexercisable(1)
Michael G. Rubin	—	—	862,500/362,500	$10,038,000/$3,929,500
Robert W. Liewald	—	—	232,200/37,500	2,406,300/291,750
Arthur H. Miller	—	—	262,500/37,500	2,759,375/291,750
Damon Mintzer	—	—	118,750/81,250	1,013,375/601,625
Joseph N. Seibert	—	—	72,500/92,500	925,050/1,232,650

(1)	Values for “in-the-money” options represent the positive spread between the respective exercise prices of outstanding options and the fiscal year-end value of the Common Stock at January 1, 2005, which was $17.78.

Employment Agreements

Michael G. Rubin.    Mr. Rubin’s employment agreement with GSI terminated pursuant its terms on December 31, 2004. GSI is currently negotiating an employment agreement with him. Mr. Rubin’s terminated employment agreement with GSI became effective January 1, 2001, and had a term of four years. Under this employment agreement, Mr. Rubin served as GSI’s president and chief executive officer. Pursuant to the terms of this agreement, Mr. Rubin was entitled to receive (i) an annual base salary of $325,000 during fiscal 2001, subject to annual increases of $25,000 in each successive year, (ii) an annual bonus in such amount and based upon the achievement of such goals as Mr. Rubin and the Compensation Committee determined, (iii) an automobile allowance of $2,000 per month and (iv) other benefits similar to those provided to GSI’s other officers. GSI was able to terminate Mr. Rubin’s employment agreement for cause, which was defined to include gross negligence or willful misconduct in the performance of his duties under the agreement, willful breach of the agreement or conviction of a felony. Mr. Rubin was able to terminate his employment with GSI for good reason, which was defined to include, among other things, demotion or removal from his position or diminishment of his duties, reduction in base salary or a material reduction in benefits, breach of the agreement by GSI or relocation of Mr. Rubin’s principal place of employment. In the event of termination by GSI other than for cause or termination by Mr. Rubin for good reason, GSI was obligated to pay to Mr. Rubin two years of his base salary, in accordance with GSI’s normal payroll practices, and provide Mr. Rubin with his benefits during such two-year period. Under his employment agreement, for a period of two years following his termination, Mr. Rubin was prohibited from engaging in a business that is competitive with GSI’s business or from soliciting employees of GSI to become an employee of someone else.

Robert W. Liewald.    On April 23, 2002, GSI entered into an employment agreement with Mr. Liewald to serve as its executive vice president, merchandising for an initial term beginning April 23, 2002 and ending December 31, 2005. Under this agreement, Mr. Liewald is entitled to receive: (i) an annual base salary of $262,500 for fiscal 2002, subject to annual increases in accordance with GSI’s annual performance review procedures, (ii) an annual bonus in such amount as may be determined by GSI’s chief executive officer and (iii) other benefits similar to those provided to GSI’s other officers. GSI may terminate Mr. Liewald’s employment agreement for cause, which is defined to include gross negligence or willful misconduct in the performance of his duties under the agreement, material breach of any agreement between Mr. Liewald and GSI, conduct that is inimical or injurious, in a material respect, to GSI’s business or conviction of a felony. In the event of termination by GSI other than for cause, GSI will pay to Mr. Liewald six months of his base salary, in accordance with its normal payroll practices. Mr. Liewald’s employment agreement contains a restrictive covenant similar to the one in Mr. Rubin’s agreement, which restrictive covenant is for a period of one year, or if Mr. Liewald is terminated without cause, for a period of six months.

Arthur H. Miller.    On August 9, 1999, GSI entered into an employment agreement with Mr. Miller to serve as its executive vice president and general counsel for an initial term of five years beginning September 20, 1999.

Proxy Statement

Effective as of April 23, 2002, Mr. Miller’s agreement was extended by two years to December 31, 2006. Under this agreement, Mr. Miller is entitled to receive: (i) an annual base salary of $200,000 for fiscal 2000 subject to annual increases of $25,000, (ii) an annual bonus of $100,000, (iii) an automobile allowance of $1,000 per month and (iv) other benefits similar to those provided to GSI’s other officers. GSI may terminate Mr. Miller’s employment agreement for cause, which is defined similarly to the definition of cause in Mr. Rubin’s agreement. In addition, Mr. Miller may terminate his agreement for good reason, which is defined similarly to the definition of good reason in Mr. Rubin’s agreement. In the event of termination by GSI other than for cause or termination by Mr. Miller for good reason, GSI will pay to Mr. Miller a lump sum payment equal to the sum of one year of his base salary plus his annual bonus and provide Mr. Miller with his benefits for one year after his termination. Mr. Miller’s employment agreement contains a one year restrictive covenant similar to the one in Mr. Rubin’s agreement.

Damon Mintzer.    On June 12, 2001, Global-QVC Solutions, Inc., a wholly-owned subsidiary of GSI (“GQVC”), entered into a personal services agreement with Mr. Mintzer to serve as president and chief operating officer of GQVC for a term of three years, beginning June 12, 2001. Mr. Mintzer’s employment agreement terminated pursuant to its terms on June 30, 2004. GSI is currently negotiating an employment agreement with him. Under this agreement, Mr. Mintzer was entitled to receive: (i) an annual base salary of $300,000 for fiscal 2001, subject to annual increases in accordance with GSI’s annual performance review procedures, (ii) an annual bonus based upon the achievement of goals with respect to the operating income of GQVC, (iii) an annual bonus in such other amount as may be determined by GSI’s chief executive officer and (iv) other benefits similar to those provided to GSI’s officers. GQVC was able to terminate Mr. Mintzer’s employment for cause, which was defined as fraud, misappropriation or embezzlement against GQVC, willful, reckless or grossly negligent conduct in the performance of his duties under the agreement, violation of law which was materially injurious to GQVC, conviction of a felony, being charged with a felony the defense of which rendered him substantially unable to perform his services under the agreement or material breach of any agreement between Mr. Mintzer and GQVC which breach was not cured. In addition, Mr. Mintzer was able to terminate his agreement for good reason, which was defined as GQVC’s breach of the agreement, or no reason at all.

Joseph N. Seibert.    On January 8, 2003, GSI entered into an employment agreement with Mr. Seibert to serve as its senior vice president and chief information officer, beginning on or about January 27, 2003. Under this agreement, Mr. Seibert was entitled to receive: (i) an annual base salary of $250,000, subject to annual increases in accordance with GSI’s annual performance review procedures, (ii) an annual bonus up to 50% of his annual base salary based upon the achievement of certain goals by GSI and Mr. Seibert, (iii) other benefits similar to those provided to GSI’s other officers. Mr. Seibert was entitled to receive an automobile allowance equal to $500 per month. Mr. Seibert’s employment was terminable by GSI or Mr. Seibert at any time. In the event GSI terminated Mr. Seibert’s employment without cause, as defined in the agreement, after the first six months of his employment, Mr. Seibert was entitled to severance in an amount equal to three months of his base salary for the year in which such termination occurred to be paid in accordance with GSI’s normal payroll practices. Mr. Seibert’s employment with GSI terminated on February 6, 2005.

GSI entered into a separation agreement with Mr. Seibert pursuant to which GSI agreed to pay Mr. Seibert a lump sum payment of $137,500 on March 31, 2005 and a lump sum payment of approximately $115,000 on June 30, 2005, subject to Mr. Seibert’s compliance with the terms and conditions of the agreement.

Benefit Plans

The following descriptions summarize GSI’s employee benefits plans pursuant to which the Named Officers receive benefits.

1996 Equity Incentive Plan

GSI has a 1996 Equity Incentive Plan referred to as the “1996 Plan”, that is intended to promote the long-term retention of its key employees and other persons who are in a position to make significant contributions to the success of GSI, further reward these employees and other persons for their contributions to its growth and expansion, provide

Proxy Statement

additional incentive to these employees and other persons to continue making similar contributions and to further align the interests of these employees and other persons with those of GSI’s stockholders.

To achieve these purposes, the 1996 Plan permits grants of incentive stock options, options not intended to qualify as incentive stock options, stock appreciation rights, restricted and unrestricted stock awards, deferred stock awards, performance awards, loans and supplemental awards. The maximum total number of shares for which awards may be granted under the plan is 9,500,000 shares of Common Stock, subject to appropriate adjustment in a manner determined by the Board of Directors to reflect changes in GSI’s capitalization.

The 1996 Plan is administered by GSI’s Board of Directors, which determines, among other things and subject to certain conditions, the persons eligible to receive awards, the persons who actually receive awards, the type of each award, the number of shares of Common Stock subject to each award, the date of grant, exercise schedule, vesting schedule and other terms and conditions of each award, whether to accelerate the exercise or vesting schedule or waive any other terms or conditions of each award, whether to reduce the exercise price of an option after the date of grant, whether to amend or cancel an award and the form of any instrument used under the 1996 Plan. The Board of Directors has the right to adopt rules for the administration of the 1996 Plan, settle all controversies regarding the 1996 Plan or any award, and construe and correct defects and omissions in the 1996 Plan or any award. The 1996 Plan may be amended, suspended or terminated by the Board of Directors, subject to certain conditions, provided that stockholder approval will be required whenever necessary for the 1996 Plan to continue to satisfy the requirements of certain securities and tax laws, rules and regulations. The Board of Directors may delegate its authority under the 1996 Plan to a committee of the board. The Board of Directors has delegated its authority to the Compensation Committee of the Board.

As of January 1, 2005, 25,300 shares of restricted stock and options to purchase 5,891,018 shares of Common Stock were outstanding under the 1996 Plan. As of January 1, 2005, the total number of additional shares for which awards could be granted under the 1996 Plan was 1,215,100 shares of Common Stock.

2005 Equity Incentive Plan

On March 8, 2005, GSI’s Board of Directors adopted, subject to stockholder approval, the GSI Commerce, Inc. 2005 Equity Incentive Plan, referred to as the “2005 Equity Plan.” The 2005 Equity Plan provides for the grant of (i) incentive stock options, (ii) nonstatutory stock options, (iii) stock purchase awards, (iv) stock bonus awards, (v) stock appreciation rights, (vi) stock unit awards, and (vii) other stock awards. The 2005 Equity Plan is being submitted as a proposal at the 2005 Annual Meeting. If the 2005 Equity Plan is adopted by stockholders, the 2005 Equity Plan will replace, on a prospective basis, GSI’s 1996 Plan and no new grants will be made from GSI’s 1996 Plan. Any shares remaining available for issuance under the 1996 Plan will be rolled into the 2005 Equity Plan. A maximum of 2,000,000 shares plus those shares remaining available for issuance under the 1996 Plan will be available for issuance under the 2005 Equity Plan.

2005 Leadership Bonus Plan

On January 24, 2005, GSI’s compensation committee approved the 2005 leadership bonus plan, which is not set forth in a written agreement, for certain management-level employees, including the Named Officers. Under the 2005 leadership bonus plan, if GSI achieves certain EBITDA targets approved by the compensation committee, GSI will establish a fixed bonus pool to be paid out to eligible participants. Each eligible participant’s bonus will be funded from this fixed pool and will be based upon a percentage of that participant’s base salary.

The 2005 leadership bonus plan sets the annual incentive bonus targets for each level of eligible employee. The target bonus for senior management, including the Named Officers, is equal to up to 50% of each individual’s base salary. If GSI achieves certain EBITDA targets, each eligible participant will receive 75% of that individual’s target bonus amount, with the remaining 25% subject to upward or downward adjustment based upon individual performance. Under the 2005 leadership bonus plan, one-third of the aggregate amount of bonus to be paid to each participant will be paid in cash and two-thirds will be paid in restricted stock or deferred stock. Each restricted stock award or deferred stock award paid under the 2005 leadership plan will be 50% vested when issued, with the remaining 50% vesting on the first anniversary of the issue date.

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STOCK PERFORMANCE GRAPH

The following graph shows a comparison of the cumulative total return for Common Stock, the Morgan Stanley Internet Index and the NASDAQ Composite, assuming an investment of $100 in each on December 30, 1999, and the reinvestment of all dividends. The data points used for the performance graph are listed below.

Previously, GSI used the ISDEX Internet Stock Index for comparison purposes. However, the ISDEX Internet Stock Index is no longer available. As a result, GSI replaced the ISDEX Internet Stock Index with the Morgan Stanley Internet Index.

Total Return Analysis	12/30/1999	12/30/2000	12/29/2001	12/28/2002	1/3/2004	1/1/2005
GSI Commerce, Inc.	$100.00	$44.03	$158.81	$29.05	$77.61	$141.53
Morgan Stanley Internet Index	$100.00	$34.65	$16.68	$9.74	$15.65	$17.86
Nasdaq Composite	$100.00	$60.71	$47.93	$32.82	$49.23	$53.46

Note: Stock price performance shown in the Stock Performance Graph for Common Stock is historical and not necessarily indicative of future price performance.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Compensation Committee Interlocks and Insider Participation

During fiscal 2004, the Compensation Committee consisted of Messrs. Branman, Perlis and Adelberg. None of the members of the Board’s Compensation Committee is or has been an officer or employee of GSI.

No person who served as a member of the Compensation Committee during fiscal 2004 was a current or former officer or employee of GSI or, except as described below, engaged in certain transactions with GSI required to be disclosed by regulations of the SEC. There were no compensation committee “interlocks” during fiscal 2004, which generally means that none of GSI’s executive officers served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of GSI’s Compensation Committee.

Other Related Transacitons

In fiscal 2000 and 2001, Interactive Technology Holdings, LLC, a joint venture of Comcast Corporation and QVC, Inc., acquired 10,797,900 shares of Common Stock and warrants to purchase 300,000 shares of Common Stock, which accounted for approximately 26.0% of GSI’s outstanding Common Stock as of January 1, 2005. On January 31, 2005, ITH effected a distribution of all of its assets, including shares of GSI Common Stock, to entities affiliated with Comcast and QVC. As of March 1, 2005, QVC beneficially owned approximately 20.0% of GSI’s outstanding Common Stock. M. Jeffrey Branman, one of GSI’s directors, was the President of Interactive Technology Services, which served as financial advisor to ITH through its dissolution.

In fiscal 2000, GSI entered into a website development and distribution agreement with iQVC, a division of QVC, Inc., pursuant to which GSI provides technology, procurement and fulfillment services for QVC, including selling sporting goods, recreational and/or fitness related equipment and related products, apparel and footwear to QVC for resale through the QVC website. GSI recognized net revenues of $1.8 million in fiscal 2004 on sales to QVC under this website development and distribution agreement. The terms of these sales are comparable to those with GSI’s other business-to-business partners. Included in accounts receivable as of the end of fiscal 2004 was $0.1 million related to these sales.

In fiscal 2003, GSI entered into a services agreement with QVC, Inc. pursuant to which QVC provided shipping services to GSI in exchange for fees. The fees charged to us by QVC were determined through arms-length negotiations. GSI incurred fees of $1.1 million in fiscal 2004. Of those fees, $1.0 million related directly to products shipped and was charged to cost of revenues from product sales and the remaining $0.1 million related to fulfillment services provided and was charged to sales and marketing expense. GSI expects that this agreement will terminate in accordance with its terms in April 2005.

GSI was the beneficial owner of Series C and Series D Convertible Preferred Stock of Odimo Incorporated, referred to as Odimo, and warrants to acquire additional shares of Series C and Series D Convertible Preferred Stock of Odimo. These securities were acquired in connection with the sale of certain assets of GSI’s Ashford.com subsidiary in 2002.

In February, 2005, Odimo completed an initial public offering through the issuance of 3,125,000 shares of its common stock. Effective upon completion of Odimo’s initial public offering, GSI exercised its warrants to acquire Series C and Series D Convertible Preferred Stock of Odimo and converted all of such shares, along with GSI’s already held shares of Series C and Series D Convertible Preferred Stock of Odimo, into an aggregate of 824,594 shares of common stock of Odimo. GSI owns approximately 11.5% of the outstanding common stock of Odimo Incorporated. SOFTBANK Capital Partners LLC and its affiliates collectively own approximately 11.9% of the outstanding common stock of Odimo. SOFTBANK Capital Partners LLC and its affiliates collectively own approximately 20.7% of GSI’s outstanding Common Stock. Ronald D. Fisher, GSI’s director, is vice-chairman of SOFTBANK Holdings Inc. and SOFTBANK Corp. and a managing general partner of SOFTBANK

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Capital Partners LP, which are affiliates of SOFTBANK Capital Partners LLC, and Michael S. Perlis, GSI’s director, is also managing partner of SOFTBANK Capital Partners LP.

In exchange for Rustic Canyon Partners forfeiting its right to designate one member to GSI’s Board of Directors on June 25, 2004, GSI’s Board of Directors approved the issuance to Rustic Canyon Partners of a warrant to purchase 12,500 shares of Common Stock with a term of five years and an exercise price equal to the closing price of Common Stock as reported on the Nasdaq National Market on the date immediately preceding the date of the approval of such issuance. Mark S. Menell, GSI’s director, is a partner of Rustic Canyon Partners.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires GSI’s directors, executive officers, and persons who own more than 10% of a registered class of GSI’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of GSI. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish GSI with copies of all Section 16(a) forms they file.

To GSI’s knowledge, based solely on a review of the copies of such reports furnished to GSI and written representations that no other reports were required, all Section 16(a) filing requirements applicable to GSI’s executive officers, directors and greater than 10% beneficial stockholders were complied with during fiscal 2004, except that the following reports were not timely filed: Mr. Adelberg filed three late Forms 4 which covered 5 transactions purchasing common stock; Steven C. Davis filed a late Form 4 which covered the exercise of stock options, sale of common stock and the gifting of common stock; Mr. Lamm filed three late Forms 4 which covered the exercise of stock options, grant of stock options, and 5 transactions selling common stock; and Messrs. Branman, Fisher, Menell, Mintzer and Perlis, Dr. Rayport and James F. Flanagan each filed a late Form 4 which covered the grant of stock options.

OTHER MATTERS

As of the date of this Proxy Statement, GSI knows of no other business that will be presented for consideration at the Annual Meeting (other than procedural matters). However, the enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Annual Meeting: (i) matters that GSI’s Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented for approval at the Annual Meeting; (ii) approval of the minutes of a prior meeting of stockholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules 14a-8 or 14a-9 under the Exchange Act; and (v) matters incident to the conduct of the Annual Meeting. If any such matters come before the Annual Meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

Proxy Statement

INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP served as GSI’s registered independent public accountants in fiscal 2004 for the purposes of auditing GSI’s annual consolidated financial statements, auditing the effectiveness of GSI’s internal controls over financial reporting and reviewing GSI’s quarterly financial statements. The Audit Committee has selected Deloitte & Touche to audit GSI’s interim financial statements for the current fiscal year and later this year, the Audit Committee will select an independent accountant to audit GSI’s financial statements for fiscal 2005. A representative from Deloitte & Touche LLP will not be attending the Annual Meeting. The aggregate fees for professional services rendered for us by Deloitte & Touche as of or for fiscal 2004 and 2003 were as follows:

Services Rendered (1)	2004	2003
Audit Fees	$1,071,938	$398,750
Audit-Related Fees	35,004	27,600
Tax Fees	—	19,100
All Other Fees	12,504	57,574

Total	$1,119,446	$503,024

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees were for professional services rendered for the audit of GSI’s consolidated financial statements, auditing the effectiveness of GSI’s internal controls over financial reporting, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees were for audits of GSI’s 401(k) Plan.

Tax Fees were for professional services for federal and state tax compliance, tax advice and tax planning.

All Other Fees were for services other than the services reported above. For fiscal 2003 and 2004, these fees related to the performance of certain agreed upon procedures in connection with a governmental incentive program. For fiscal 2003, these fees also included financial information design and implementation fees.

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte & Touche LLP. All audit-related services, tax services and other services must be pre-approved by the Audit Committee. In accordance with GSI’s policy and applicable SEC rules and regulations, the Audit Committee pre-approves services provided to GSI by Deloitte & Touche LLP (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, a member of the Audit Committee is authorized to approve such services, provided that they are consistent with GSI’s policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. For fiscal 2003 and 2004, all audit and non-audit services described above were pre-approved by the Audit Committee. The Audit Committee has considered and concluded that the provision of such audit and non-audit services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Proxy Statement

ADDITIONAL INFORMATION

GSI is subject to the informational requirements of the Securities Exchange Act of 1934. Therefore, GSI files reports and information, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy and information statements and other information may be obtained by visiting the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, DC 20549 or by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically.

You can access financial and other information at GSI’s Investor Relations website. The address is www.gsicommerce.com/investors. GSI makes available through its website, free of charge, copies of its annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after filing such material electronically or otherwise furnishing it to the SEC. In addition, GSI will provide at no cost, paper or electronic copies of its reports and other filings made with the SEC. Requests should be directed to Investor Relations, 935 First Avenue, King of Prussia, Pennsylvania 19406.

The information on the web site listed above, is not and should not be considered part of this Proxy Statement and is not incorporated by reference in this document. This web site is and is only intended to be an inactive textual reference.

COST OF ANNUAL MEETING AND PROXY STATEMENT

The cost of soliciting proxies will be borne by GSI. In addition to solicitation by mail, proxies may be solicited in person or by telephone, e-mail or fax by directors, officers or employees of GSI, without additional compensation. Upon request by brokers, dealers, banks or voting trustees, or their nominees who are record holders of Common Stock, GSI will pay the reasonable expenses incurred by such record holders for mailing proxy materials to any beneficial owners of the Common Stock.

STOCKHOLDER PROPOSALS

A stockholder proposal for GSI’s 2006 Annual Meeting must be submitted to GSI at its office located at 935 First Avenue, King of Prussia, Pennsylvania, 19406, by February 10, 2006 to receive consideration for inclusion in GSI’s 2006 Annual Meeting proxy materials pursuant to Rule 14a-8 of the Exchange Act. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, the period during which a stockholder must provide notice to GSI of a proposal to be submitted outside of the Rule 14a-8 process for consideration at GSI’s 2006 Annual Meeting is not earlier than the close of business on March 1, 2006 nor later than close of business on April 1, 2006. As to all such matters which GSI does not have notice on or prior to April 1, 2006, discretionary authority shall be granted to the persons designated in GSI’s proxy related to the 2006 Annual Meeting to vote on such proposal.

ANNUAL REPORT

This Proxy Statement is accompanied by GSI’s Annual Report to Stockholders for fiscal 2004. GSI will furnish without charge to each person to whom this Proxy Statement is delivered, a copy of any or all of the documents incorporated by reference in GSI’s Annual Report on Form 10-K for fiscal 2004, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated), upon the written request of such person. Requests should be sent to: GSI Commerce, Inc., 935 First Avenue, King of Prussia, PA 19406, (610) 265-3229, Attention: Investor Relations.

Proxy Statement

HOUSEHOLDING

In order to reduce printing costs and postage fees, GSI has adopted the process called “householding” for mailing its Annual Report and Proxy Statement to “street name holders,” which refers to stockholders whose shares are held in a stock brokerage account or by a bank or other nominee. This means that street name holders who share the same last name and address will receive only one copy of GSI’s annual report and Proxy Statement, unless GSI receives contrary instructions from a street name holder at that address. GSI will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of GSI’s Proxy Statement and Annual Report at the same address, you may obtain additional copies by writing to GSI at 935 First Avenue, King of Prussia, PA, 19406, Attention: Investor Relations or calling GSI’s Investor Relations at (610) 265-3229. Eligible stockholders of record receiving multiple copies of the Annual Report and Proxy Statement can request householding by contacting GSI in the same manner.

By Order of the Board of Directors,

Arthur H. Miller,
Secretary

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Appendix A

GSI COMMERCE, INC.

2005 EQUITY INCENTIVE PLAN

APPROVED BY BOARD ON: MARCH 8, 2005

APPROVED BY STOCKHOLDERS:                     , 2005

TERMINATION DATE: MARCH 8, 2015

1.	GENERAL.

(a) Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b) Available Stock Awards.    The Plan provides for the grant of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, (iv) Stock Bonus Awards, (v) Stock Appreciation Rights, (vi) Stock Unit Awards, and (vii) Other Stock Awards.

(c) General Purpose.    The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Stock Awards as set forth in Section 1(a), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Stock Awards.

2.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken ownership chain of corporations ending with the Company, provided each corporation in the unbroken ownership chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain, and (ii) any corporation (other than the Company) in an unbroken ownership chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken ownership chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such ownership chain. The Board shall have the authority to determine (x) the time or times at which the ownership tests are applied, and (y) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 12(a).

(d) “Cause” means with respect to a Participant, the occurrence of any of the following: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any material contract or agreement between the Participant and the Company or of the Company’s code of Business Conduct or any of the Company’s policies or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s engaging in conduct which is inimical or injurious, in a material respect, to the business or interests of the Company. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company in its sole discretion. Any determination by the Company that

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the Continuous Service of a Participant was terminated by reason of dismissal without Cause for the purposes of outstanding Stock Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(e) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, which is covered by Section 2(e)(ii). Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company from the Company by an investor, any affiliate (as such term is defined in Rule 405 of the Securities Act) thereof or any other Exchange Act Person in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Directors; provided, however, that if the appointment or election (or nomination for election) of any new Director was approved or recommended by a majority vote of the Incumbent Board, such new Director shall, for purposes of this Plan, be considered a member of the Incumbent Board.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

A-2 Proxy Statement

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement where such agreement provides for acceleration of vesting of such Stock Awards in the event of a Change in Control; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 3(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means GSI Commerce, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(k) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(l) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(m) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code and the regulations promulgated thereunder.

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(n) “Director” means a member of the Board.

(o) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(p) “Effective Date” means the effective date of this Plan document, which is the date that this Plan is first approved by the Company’s stockholders.

(q) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(r) “Entity” means a corporation, partnership, limited liability company or other entity.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Affiliate, (ii) any employee benefit plan of the Company or any Affiliate or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date in question, as reported in The Wall Street Journal or such other source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price (or closing bid if no sales were reported) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(x) “Nonstatutory Stock Option” means any Option other than an Incentive Stock Option.

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(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if permitted under the terms of this Plan, such other person who holds an outstanding Option.

(cc) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 7(e).

(dd) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest and taxes ; (iii) earnings before interest, taxes and depreciation and/or amortization; (iv) total stockholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii) stockholders’ equity; and (xxviii) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

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(ii) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. The Board is authorized at any time in its sole discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (iii) in view of the Board’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (x) to exclude the dilutive effects of acquisitions or joint ventures; (y) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (z) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Board is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (A) to exclude restructuring or other nonrecurring charges; (B) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (C) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (D) to exclude the effects to any statutory adjustments to corporate tax rates; (E) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (F) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

(jj) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(kk) “Plan” means this GSI Commerce, Inc. 2005 Equity Incentive Plan.

(ll) “Prior Plan” means the Company’s 1996 Equity Incentive Plan in effect immediately prior to the Effective Date.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(pp) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Stock Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Purchase Award, Stock Bonus Award, a Stock Appreciation Right, a Stock Unit Award, or any Other Stock Award.

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(rr) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ss) “Stock Bonus Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(b).

(tt) “Stock Bonus Award Agreement” means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

(uu) “Stock Purchase Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(a).

(vv) “Stock Purchase Award Agreement” means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

(ww) “Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(xx) “Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Stock Unit Award evidencing the terms and conditions of a Stock Unit Award grant. Each Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

3.	ADMINISTRATION.

(a) Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 3(c).

(b) Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Stock Awards; (B) when and how each Stock Award shall be granted; (C) what type or combination of types of Stock Award shall be granted; (D) the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any

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defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Stock Award Agreement fully effective.

(iii) To effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (A) the reduction of the exercise price of any outstanding Option under the Plan; (B) the cancellation of any outstanding Option under the Plan and the grant in substitution therefor of (I) a new Option under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (II) a Stock Purchase Award, (III) a Stock Bonus Award, (IV) a Stock Appreciation Right, (V) a Stock Unit Award, (VI) an Other Stock Award, (VII) cash, or (VIII) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(iv) To settle all controversies regarding the Plan and Stock Awards granted under it.

(v) To amend the Plan or a Stock Award as provided in Section 13.

(vi) To terminate or suspend the Plan as provided in Section 14.

(vii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Stock Awards.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors and Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General.    The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance.    In the sole discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. In addition, the Board or the Committee, in its sole discretion, may (A) delegate to a committee of one or more Directors who need not be Outside Directors the authority to grant Stock Awards to eligible persons who are either (I) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (II) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code, or (B) delegate to a committee of one or more Directors who need not be Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(e) Limitation of Board Member’s Liability.    No member of the Board shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Board, or for any act or omission of any other member of the Board.

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(f) Company Obligations.    All costs incurred in connection with the administration and operation of the Plan shall be paid by the Company. Except for the express obligations of the Company under the Plan and under Stock Awards granted in accordance with the provisions of the Plan, the Company shall have no liability with respect to any Stock Award, or to any Participant or any transferee of shares of Common Stock from any Participant, including, but not limited to, any tax liabilities, capital losses, or other costs or losses incurred by any Participant or any such transferee.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.    Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the number of shares of Common Stock that may be issued pursuant to Stock Awards shall not exceed, in the aggregate, two million one thousand two hundred nineteen (2,001,219) shares of Common Stock; provided, however, that such share reserve shall be increased from time to time by a number of shares equal to the number of shares of Common Stock that (i) are issuable pursuant to options or stock award agreements outstanding under the Prior Plan as of the Effective Date and (ii) but for the termination of the Prior Plan as of the Effective Date, would otherwise have reverted to the share reserve of the Prior Plan pursuant to subsection 2.3 thereof.

(b) Reversion of Shares to the Share Reserve.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, or if any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 3(b)(iii), then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

Notwithstanding anything to the contrary in this Section 4(b), subject to the provisions of Section 12(a) relating to Capitalization Adjustments the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be four million (4,000,000) shares of Common Stock.

(c) Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants.    Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted Stock Awards whose value is determined by

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reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than two million (2,000,000) shares of Common Stock during any calendar year.

(d) Consultants.    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical; provided, however, that each Option Agreement shall include (through incorporation of provisions hereof by reference in the Option Agreement or otherwise) the substance of each of the following provisions:

(a) Term.    The Board shall determine the term of an Option; provided, however, that subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date of grant.

(b) Exercise.    To exercise any outstanding Option, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Option Agreement evidencing such Option.

(c) Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(d) Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be determined by the Board at the time the Option is granted. However, if a Nonstatutory Stock Option has an exercise price less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted, the terms of such Option must provide that it is exercisable only in a manner consistent with the requirements of Section 409A of the Code. For example, such restrictions on exercisability may include, without limitation, a requirement that the Option expire if it is not exercised on or before the date upon which the shares of Common Stock vest, or that the Option may only be exercised upon a specified pre-determined date. To the extent required by applicable law, the price to be paid by the Participant for each share of Common Stock subject to a Nonstatutory Stock Option will not be less than the par value of a share of Common Stock.

(e) Consideration.    The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(e) are:

(i) by cash or check;

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(ii) bank draft or money order payable to the Company;

(iii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iv) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(v) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such holding back of whole shares; provided, further, that shares of Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

(vi) according to a deferred payment or similar arrangement with the Optionholder; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code, and (B) adverse financial accounting treatment of the Option; or

(vii) in any other form of legal consideration that may be acceptable to the Board.

(f) Transferability of Options.    The Board may, in its sole discretion, impose such limitations on the transferability of Options as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options shall apply:

(i) Restrictions on Transfer.    An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder.

(ii) Domestic Relations Orders.    Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order.

(iii) Beneficiary Designation.    Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally.    The total number of shares of Common Stock subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service.    In the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option

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Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(i) Extension of Termination Date.    An Optionholder’s Option Agreement may provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability or upon a Change in Control) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(j) Disability of Optionholder.    In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(k) Death of Optionholder.    In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

(l) Termination for Cause.    Except as explicitly provided otherwise in an Optionholder’s Option Agreement, in the event that an Optionholder’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Optionholder’s Continuous Service, and the Optionholder shall be prohibited from exercising his or her Option from and after the time of such termination of Continuous Service.

(m) Early Exercise.    The Option Agreement may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Purchase Awards.    Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award

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Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.    At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

(ii) Consideration.    At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (A) in cash or by check at the time of purchase, (B) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant, (C) by past services rendered to the Company, or (D) in any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(iii) Vesting.    Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service.    In the event that a Participant’s Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Purchase Award Agreement. At the Board’s election, the price paid for all shares of Common Stock so repurchased or reacquired by the Company may be at the lesser of: (A) the Fair Market Value on the relevant date, or (B) the Participant’s original cost for such shares. The Company shall not be required to exercise its repurchase or reacquisition option until at least six (6) months (or such longer or shorter period of time necessary to avoid a charge to earnings for financial accounting purposes) have elapsed following the Participant’s purchase of the shares of Common Stock acquired pursuant to the Stock Purchase Award unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

(v) Transferability.    Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

(b) Stock Bonus Awards.    Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, provided, however, that each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.    A Stock Bonus Award may be awarded in consideration for (A) past services actually rendered to the Company or an Affiliate, or (Bi) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.    Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

Proxy Statement

(iii) Termination of Participant’s Continuous Service.    In the event a Participant’s Continuous Service terminates, the Company may receive via a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

(iv) Transferability.    Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

(c) Stock Unit Awards.    Each Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Stock Unit Award Agreements need not be identical, provided, however, that each Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.    At the time of grant of a Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.    At the time of the grant of a Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.    A Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Stock Unit Award Agreement.

(iv) Additional Restrictions.    At the time of the grant of a Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Stock Unit Award after the vesting of such Stock Unit Award.

(v) Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Common Stock covered by a Stock Unit Award, as determined by the Board and contained in the Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.    Except as otherwise provided in the applicable Stock Unit Award Agreement, such portion of the Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code.    Notwithstanding anything to the contrary set forth herein, any Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Unit Award Agreement evidencing such Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Stock Unit Award that is to be issued in a year following the year in which the shares of underlying Common Stock vest must be issued in accordance with a fixed pre-determined schedule.

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(d) Stock Appreciation Rights.    Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Strike Price and Calculation of Appreciation.    Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the strike price) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii) Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(iii) Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(iv) Payment.    The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(v) Termination of Continuous Service.    In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(vi) Compliance with Section 409A of the Code.    Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

(e) Other Stock Awards.    Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Stock Awards provided for under Section 6 and the preceding provisions of this Section 7. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

Proxy Statement

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM SALES OF COMMON STOCK.

Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Severability.    If any provision of the Plan is determined to be unenforceable for any reason, then that provision shall be deemed to have been deleted or modified to the extent necessary to make it enforceable, and the remaining provisions of the Plan shall be unaffected.

(b) Deferred Payment of Stock Awards.    Any payment under a Stock Award, may be paid at the discretion of the Board, according to a deferred payment or other arrangement with the Participant; provided, however, that any such deferred payment arrangement will be structured to comply with the requirements of Section 409A of the Code.

(c) Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(d) Corporate Action Constituting Grant of Stock Awards.    Corporate action constituting an offer by the Company of Common Stock to any Participant under the terms of a Stock Award shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is actually received or accepted by the Participant.

(e) Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(f) No Employment or Other Service Rights.    Nothing in the Plan, any Stock Award Agreement or other instrument executed thereunder or any Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

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(g) Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(h) Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(i) Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; (iii) by such other method as may be set forth in the Stock Award Agreement; or (iv) pursuant to a loan or cash award described in Section 11 below.

(j) Electronic Delivery.    Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

(k) Performance Stock Awards.    A Stock Award may be granted, may vest, or may be exercised based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Board in its sole discretion. The maximum benefit to be received by any individual in any calendar year attributable to Stock Awards described in this Section shall not exceed the value of two million (2,000,000) shares of Common Stock. Any vesting or other benefit under a Stock Award contingent upon the achievement of Performance Goals that have not been attained as of the date of termination of Continuous Service, so that the Participant is not irrevocably entitled to the benefit at the time of his or her termination of Continuous Service, shall be forfeited at the time of termination unless otherwise determined by the Board.

(l) Dividend Benefits.    The Board may, upon such terms and conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any and all Common Stock subject to the Participant’s Stock Award, had the Common Stock subject to such Stock Award been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

Proxy Statement

11.	TAX LOANS AND SUPPLEMENTAL CASH GRANTS.

(a) Tax Loans.    The Company may make a loan to a Participant (“Loan”) for the payment of any Federal, state and local income tax with respect to income recognized as a result of Participant’s receipt or exercise of the Stock Award, or the vesting of the Stock Award, as applicable; provided, however, that no such loan shall violate applicable laws, including, but not limited to, Section 402 of the Sarbanes-Oxley Act of 2002. The Board shall have the authority, in its sole discretion, to determine whether to make a Loan, and the amount, terms and conditions of the Loan; provided, however, that interest shall compound at least annually and shall be charged at the minimum rate of interest necessary to avoid (i) the imputation of interest income to the Company and compensation income to the Participant under any applicable provisions of the Code, and (ii) adverse financial accounting treatment of the Stock Award.

(b) Supplemental Cash Grants.    In connection with any Stock Award, the Board may grant a cash award to the Participant not to exceed an amount equal to (i) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Stock Award, determined by assuming taxation at the highest marginal rate, plus (ii) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant’s income tax liabilities arising from all payments under this Section 11. Any supplement cash grant awards granted under this Section 11(b) shall be paid at the time the Participant incurs Federal income tax liability with respect to the Stock Award.

12.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments.    If any change is made in, or other events occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”)), the Board shall appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 4(a), (ii) the class(es) and number of securities subject to each outstanding stock award under the Prior Plan that are added from time to time to the share reserve under the Plan pursuant to Section 4(a), (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 4(b), (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 5(c), (v) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 10(k) and (vi) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction.    The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other

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written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.

(i) Stock Awards May Be Assumed.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. The terms of any assumption, continuation or substitution shall be set by the Board in accordance with the provisions of Section 3.

(ii) Stock Awards Held by Participants and Recent Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction or by Participants whose Continuous Service was terminated by the Company within three (3) months prior to the effective time of the Corporate Transaction (referred to as the “Participants and Recent Participants”), the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall lapse (contingent upon the effectiveness of the Corporate Transaction).

(iii) Stock Awards Held by Persons Other than Participants and Recent Participants.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Participants and Recent Participants, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Stock Awards in Lieu of Exercise.    Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

(d) Change in Control.    A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

Proxy Statement

13.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan.    Subject to the limitations, if any, of applicable law, the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law or applicable stock exchange listing requirements.

(b) Stockholder Approval.    The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring the Plan or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

(e) Amendment of Stock Awards.    The Board, at any time and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing.

14.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

15.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date, but no Stock Award shall be exercised (or, in the case of a Stock Purchase Award, Stock Bonus Award, Stock Unit Award, or Other Stock Award shall be granted) under this Plan unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

16.	PLAN HISTORY

The Plan was originally adopted by the Board on March 8, 2005, subject to the approval of the Company’s stockholders. The 2005 Plan was originally approved by the Company’s stockholders at the Company’s 2005 annual meeting of stockholders that was held on                     , 2005.

A-20 Proxy Statement

Since its original adoption, the 2005 Plan has been amended as follows:

Nature of Amendment	Date Amended by Board of Directors	Date Approved by Stockholders

17.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

THE UNDERSIGNED CERTIFIES THAT THIS PLAN WAS DULY APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS OF GSI COMMERCE, INC. PURSUANT TO THE BOARD OF DIRECTORS MEETING DATED THE 8th DAY OF MARCH, 2005.

By:	/S/ ARTHUR H. MILLER
Arthur H. Miller
Executive Vice President and General Counsel

Proxy Statement

Appendix B

GSI COMMERCE, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS

Charter

I.	Purpose

The Nominating and Corporate Governance Committee (the “Committee”) is appointed by the Board of Directors of GSI Commerce, Inc. (the “Company”) to assist the Board in (a) identifying qualified individuals to become Board members, (b) determining the composition of the Board and its committees, (c) monitoring a process to assess board effectiveness and (d) developing and implementing the Company’s corporate governance guidelines.

II.	Committee Composition

The Committee shall be comprised of three or more directors as determined by the Board, each of whom (a) satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”) and (b) are “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). The members of the Committee shall be appointed and may be replaced by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	Meetings

The Committee shall meet as often as it determines necessary, but no less frequently than quarterly. At all Committee meetings, a majority of the total number of members shall constitute a quorum. A majority of the members of the Committee shall be empowered to act on behalf of the Committee. The Committee may, in its discretion, form and delegate all or a portion of its authority, duties and responsibilities to one or more subcommittees of the Committee. Minutes shall be kept of each meeting of the Committee or any subcommittee thereof.

IV.	Committee Authority and Responsibilities

The Committee shall have the authority to carry out the purposes set forth in this Charter.

The Committee shall have the authority, to the extent it deems necessary or appropriate to carry out its duties, to retain independent counsel or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to (a) any independent counsel or other advisors employed by the Committee, and (b) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee’s own performance.

The Committee’s specific responsibilities in carrying out its role, to the extent that the Committee determines the performance of such responsibilities to be necessary or appropriate, are delineated in the Committee Responsibilities Calendar attached to this Charter as Appendix A.

B-1

Proxy Statement

Appendix A

GSI COMMERCE, INC.

Nominating and Corporate Governance Committee Responsibilities Calendar

Responsibility	When Performed – Committee Meetings
	Winter	Spring	Summer	Fall	As Needed
Board Membership
1. Recommend to the Board nominees for election as directors.					X
2. Search for, recruit, screen, interview and select candidates for new directors as necessary to fill vacancies or the additional needs of the Board, and consider management’s and stockholder’s recommendations for directors candidates.					X
3. Establish procedures to evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the Board.		X
4. Establish and periodically reevaluate criteria for Board memberships and selection of new directors including independence standards; and determine as necessary the portfolio of skills, experience, perspective and background required for the effective functioning of the Board considering the Company’s strategy, and its regulatory, geographic and market environments.				X
5. Monitor non-Board services provided by directors to the Company and its subsidiaries.	X	X	X	X	X
6. Recommend to the Board removal of a director where appropriate.					X
7. Initiate and oversee a periodic evaluation of (a) the quality, sufficiency and currency of information furnished by management to the directors in connection with Board and Committee meetings and other activities of the directors, (b) the Board’s effectiveness, (c) the composition, organization (including its Committee structure, membership and leadership) and practices of the Board and (d) tenure and other policies related to the directors’ services on the Board.				X
8. Monitor the orientation and training needs of directors and recommend action to the Board, individual directors, and management where appropriate.				X
Corporate Governance
9. Review and assess the adequacy of the Company’s policies and practices on corporate governance and recommend any proposed changes to the Board for approval.				X
Other Responsibilities
10. Review and reassess annually the Committee Charter and recommend any proposed changes to the Board for approval.		X
11. Review annually the Committee’s own performance.		X
12. Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.					X

Charter A-1

Proxy Statement

GSI COMMERCE, INC.

Annual Meeting of Stockholders

SOLICITED ON BEHALF OF THE COMPANY AND

THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael G. Rubin and M. Jeffrey Branman to act as attorneys and proxies for the undersigned, with full powers of substitution, to appear at the Annual Meeting of Stockholders of GSI Commerce, Inc. (the “Company”) to be held on the 30th day of June, 2005 at the Radisson Hotel Valley Forge, 1160 First Avenue, King of Prussia, Pennsylvania 19406 and at any postponement or adjournment thereof (the “Annual Meeting”), and to vote all of the shares of the Company that the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. The undersigned hereby directs that this proxy be voted as follows:

1. To elect seven directors, each to hold office for one-year terms and until their successors are elected and qualified. Nominees: Michael G. Rubin, M. Jeffrey Branman, Ronald D. Fisher, Mark S. Menell, Michael S. Perlis, Jeffrey F. Rayport and Randy Ronning.

FOR the nominees listed below (except as indicated below)	WITHHOLD AUTHORITY to vote for all nominees

☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee, write the name of the nominee(s) in this space:                                          .

2. To approve the Company’s 2005 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED IN THE ACCOMPANYING PROXY STATEMENT AND “FOR” APPROVAL OF THE COMPANY’S 2005 EQUITY INCENTIVE PLAN. A MAJORITY OF THE PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT.

The Board of Directors recommends a vote “FOR” election of all nominees for director and “FOR” approval of the Company’s 2005 Equity Incentive Plan.

(Continued and to be SIGNED on Reverse Side)

Sending in a signed Proxy will not affect a stockholder’s right to attend the Annual Meeting and vote in person since this proxy is revocable. Any stockholder giving this proxy has the power to revoke it by delivering a later dated proxy or giving written notice to the Secretary of the Company at any time before this proxy is exercised. Attendance at the Annual Meeting will not, by itself, revoke this proxy.

Receipt of the Notice of the Annual Meeting and Proxy Statement relating thereto is hereby acknowledged.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Date:	, 2005
(Please date this Proxy)

(Signature(s) of Stockholder(s))

Please sign exactly as your name or names appear to the left. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is an entity, please sign full entity’s name by duly authorized officer or person, giving full title as such.